Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-126246
Prospectus Supplement No. 3
to Prospectus dated May 22, 2008
11,755,806 Shares
LEAP WIRELESS INTERNATIONAL, INC.
Common Stock

     We are supplementing the prospectus dated May 22, 2008, covering up to 11,755,806 shares of our common stock, par value $0.0001 per share, which may be offered for sale from time to time by the selling stockholders named in the prospectus. This prospectus supplement contains our two Current Reports on Form 8-K dated June 25, 2008, which were filed with the Securities and Exchange Commission on June 30, 2008.
     This prospectus supplement supplements information contained in the prospectus dated May 22, 2008. This prospectus supplement should be read in conjunction with the prospectus dated May 22, 2008, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated May 22, 2008, including any supplements and amendments thereto.
     This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated May 22, 2008, including any amendment or supplement thereto.
     INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS DATED MAY 22, 2008.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus Supplement is July 2, 2008.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 25, 2008, Leap Wireless International, Inc., a Delaware corporation (the “Company,” “we” or “us”), completed the closing of the sale of $250,000,000 aggregate principal amount of unsecured 4.50% Convertible Senior Notes due 2014 (the “Notes”). The Notes and the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued by the Company in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, pursuant to an Indenture, dated as of June 25, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee, which governs the terms of the Notes. A copy of the Indenture, which includes the form of Note, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     We intend to use the net proceeds of this offering, which are estimated to be approximately $241.8 million after deducting estimated discounts, commissions and offering expenses, for working capital and other general corporate purposes, including the build-out of new markets, expansion of our footprint in our existing markets and the development of our broadband initiative. Pending application of the net proceeds, we will invest the net proceeds in short-term, investment-grade, interest-bearing securities.
     A brief description of the terms of the Notes follows:
     Interest. The Notes will bear interest at a rate of 4.50% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning on January 15, 2009. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 1 and July 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on July 15, 2014, unless earlier repurchased or converted.
     Ranking. The Notes are our general unsecured obligations and will rank equal in right of payment to all of our other senior unsecured indebtedness we may incur in the future, senior in right of payment to any contractually subordinated indebtedness and effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the collateral securing such indebtedness. Our obligations under the Notes will not be guaranteed by, and will be effectively subordinated in right of payment to, all existing and future obligations of our subsidiaries.
     Conversion. Holders may convert their Notes into a number of shares of Common Stock determined as set forth in the Indenture (referred to as the “conversion rate”) at their option on any day to and including the third scheduled trading day prior to the maturity date of the Notes, July 15, 2014. If, at the time of conversion, the applicable stock price of the Common Stock is less than or equal to approximately $93.21 per share (referred to as the “base conversion price”), the Notes will be convertible into 10.7290 shares of Common Stock per $1,000 principal amount of the Notes (referred to as the “base conversion rate”), subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the applicable stock price of the Common Stock exceeds the base conversion price, the conversion rate will be determined pursuant to a formula based on the base conversion rate and an incremental share factor or 8.3150 shares per $1,000 principal amount of Notes, subject to adjustment, as set forth in the Indenture. The conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “make-whole fundamental change” (as defined in the Indenture) occurs prior to the maturity date, the Company will in some cases increase the conversion rate for a holder of Notes that elects to convert its Notes in connection with such make-whole fundamental change.
     Right to Repurchase Upon a Fundamental Change. Subject to certain exceptions, if the Company undergoes a “fundamental change” (as defined in the Indenture) holders of the Notes will have the option to require the Company to repurchase all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including additional interest), if any, up to but excluding the fundamental change repurchase date. The Company will pay cash for all Notes so repurchased.

2

     Redemption. The Company may not redeem the Notes prior to maturity.
     Covenants. Neither the Company nor any of our subsidiaries are subject to any financial covenants under the Indenture. In addition, neither the Company nor any of our subsidiaries are restricted under the Indenture from incurring debt, paying dividends or issuing or repurchasing our securities.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) the Company’s failure to pay interest (including additional interest) or principal on the Notes when due; (b) the Company’s failure to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right; (c) the Company’s failure to comply with certain covenants in the Indenture; (d) the default by the Company or any of its significant subsidiaries under any mortgage, agreement or other instrument evidencing indebtedness in excess of $25.0 million either at maturity, upon required repurchase or otherwise, or where such default has not been discharged in full or rescinded or annulled within 30 days; (e) the Company’s failure to satisfy certain final judgments when due; and (f) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable in the circumstances set forth in the Indenture.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     In connection with the sale of the Notes, on June 25, 2008, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers. Under the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering the resale of the Notes and the Common Stock issuable upon conversion of the Notes in certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of the Indenture, the form of Note and the Registration Rights Agreement, as applicable, each of which is attached as an exhibit hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 3.02.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as trustee (including form of 4.50% Convertible Senior Note due 2014)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 30, 2008	By	/s/ Robert J. Irving Jr.
		Name:	Robert J. Irving Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as trustee (including form of 4.50% Convertible Senior Note due 2014)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

Exhibit 4.1
LEAP WIRELESS INTERNATIONAL, INC.
and
WELLS FARGO BANK, N.A.
Trustee

Indenture
Dated as of June 25, 2008

4.50% Convertible Senior Notes due 2014

Certain Sections of this Indenture relating to Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.08
6.10
§ 311(a)	6.13
(b)	6.13
§ 312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)
§ 313(a)	7.03(a)
(a)(4)	1.01
7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(a)
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
§ 316(a)	1.01
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(c)
§ 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
§ 318(a)	1.07
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

iii

iv

     INDENTURE, dated as of June 25, 2008, between Leap Wireless International, Inc., a Delaware corporation (the “Company”), having its principal office at 10307 Pacific Center Court, San Diego, California 92121 and Wells Fargo Bank, N.A., a national banking association, as Trustee (herein called the “Trustee”).
Recitals of the Company
     The Company has duly authorized the creation of an issue of its 4.50% Convertible Senior Notes due 2014 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted

1

accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.04(a).
     “Additional Interest” means Additional Interest as defined in the Registration Rights Agreement.
     “Additional Shares” has the meaning specified in Section 12.02(b).
     “Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture; provided that such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Procedures” with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Stock Price” means the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period starting the third Trading Day following the relevant Conversion Date; provided that with respect to Securities surrendered for conversion on or after the 10th Scheduled Trading Day immediately preceding the Maturity Date, the Applicable Stock Price shall mean the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period beginning on the seventh scheduled Trading Day preceding the Maturity Date; and provided further that with respect to Securities surrendered for conversion in connection with a Make-Whole Fundamental Change, the Applicable Stock Price shall be determined on the basis of the Averaging Period set forth in the last sentence of
Section 12.02(b)(i).

2

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.
     “Averaging Period” means the five-Trading Day period used to determine the Applicable Stock Price.
     “Base Conversion Price” means a dollar amount (initially approximately $93.21), derived by dividing $1,000 by the applicable Base Conversion Rate.
     “Base Conversion Rate” means 10.7290 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Section 12.05.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city where the Corporate Trust Office are located are authorized or obligated by law, regulation or executive order to close.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Commission” or “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so

3

issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.
     “Continuing Directors” means (i) individuals who on the Issue Date of any Securities constituted the Board of Directors and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date of any Securities or whose election or nomination for election was previously so approved.
     “Conversion Agent” means the person authorized by the Company to convert Securities in accordance with Article 12.
     “Conversion Consideration” has the meaning specified in Section 12.03(h).
     “Conversion Date” has the meaning specified in Section 12.03(b).
     “Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.
     “Conversion Rate” has the meaning specified in Section 12.01(a).
     “Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which is initially located at 625 Marquette Avenue, MAC-N9311-110, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services. The Trustee shall promptly notify the Company in writing of any change in the location of the Corporate Trust Office.
     “corporation” means a corporation, association, company, joint-stock company or business trust.
     “Defaulted Interest” has the meaning specified in Section 3.13.
     “Depositary” means the clearing agency, registered under the Exchange Act, that is designated to act as the Depositary for the Global Securities. The DTC shall be the initial Depositary, until a successor shall have been appointed

4

and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Election” has the meaning specified in Section 12.03(h).
     “Ex-date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.
     “Extension Fee” has the meaning specified in Section 5.02.
     “Extension Right” has the meaning specified in Section 5.02.
     “Financial Institution” has the meaning specified in Section 12.03(h).
     “Fundamental Change” will be deemed to have occurred if any of the following occurs after the Issue Date of any Securities:
     (1) any Person acquires beneficial ownership directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or
     (2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:
          (a) that does not result in a reclassification, conversion, exchange or cancellation of the Common Stock and pursuant to which the

5

consideration received by the holders of the Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately following such transaction; or
          (b) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or
     (3) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or
     (5) shares of Common Stock or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Common Stock into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), provided, that the definition of Fundamental Change (and the definition of Make-Whole Fundamental Change) shall not include a merger or consolidation under clause (1) or any event specified under clause (2), in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Securities become convertible into such shares of such common stock or such American Depositary Receipts pursuant to Section 12.11.
     “Fundamental Change Expiration Time” has the meaning specified in Section 11.01(c).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 11.01(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 11.01(a)(i).

6

     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 11.01(b).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 11.01(a).
     “Global Security” means a Security that is registered in the Security Register in the name of the Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Incremental Share Cap” has the meaning specified in Section 12.01(c).
     “Incremental Share Factor” means 8.3150 shares of Common Stock per $1,000 principal amount of Securities, subject to the same proportional adjustments as the Base Conversion Rate as provided in Section 12.05.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
     “Initial Securities” has the meaning specified in the Recitals.
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
     “Issue Date” with respect to the Initial Securities the date hereof, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.
     “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average

7

of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Initial Purchasers, selected from time to time by the Company for this purpose. Any such determination shall be conclusive absent manifest error.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (1), (2), (4) or (5) of the definition of Fundamental Change.
     “Make-Whole Reference Date” shall have the meaning in Section 12.02(b)(i).
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, required repurchase or otherwise.
     “Maturity Date” means, with respect to the Securities, July 15, 2014, unless earlier converted or repurchased pursuant to the terms of this Indenture.
     “Maximum Conversion Cap” has the meaning specified in Section 12.01(b).
     “Notice of Conversion” has the meaning specified in Section 12.03(b).
     “Officer” means any of the following officers of the Company: the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary.
     “Officer’s Certificate” means a certificate signed by any Officer of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company.

8

     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and
          (iii) Securities which have been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company, and shall initially be the Trustee.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Conversion” has the meaning specified in Section 3.01.
     “Place of Payment” has the meaning specified in Section 3.01.

9

     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Reference Property” has the meaning specified in Section 12.11(b).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers, for the benefit of the Initial Purchasers and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Reporting Default” has the meaning specified in Section 5.02.
     “Resale Registration Statement” means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.09.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended.

10

     “Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single class for all purposes under this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.
     “Significant Subsidiaries” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X promulgated by the Commission.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.13(a).
     “Spin-Off” has the meaning specified in Section 12.05(c).
     “Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.
     “Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Article 12, which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with the Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

11

     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force as of the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.
     “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “Indenture Securities” means the Securities.
     “Indenture Security Holder” means a Holder.
     “Indenture to be Qualified” means this Indenture.
     “Indenture Trustee” or “Institutional Trustee” means the Trustee.
     All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

12

     Section 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture. Each Officer’s Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in this Section 1.02 below) shall state that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied. Each Opinion of Counsel in form and substance satisfactory to the Trustee (which shall include the statements set forth in this Section 1.02 below) shall state that, in the opinion of such counsel, all conditions precedent and covenants, if any, have been satisfied.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or

13

representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the

14

authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (612) 667-9825 (or such other telephone number specified by the Trustee), provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

15

     Section 1.06. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder (including, so long as the Securities are Global Securities, through the Applicable Procedures), in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07. Conflict With Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.08. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.09. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 1.10. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16

     Section 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.12. Governing Law.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     Section 1.13. Legal Holidays.
     In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date, the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.
     Section 1.14. Indenture May Be Executed in Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
     Section 1.15. Acceptance of Trust.
     Wells Fargo Bank, N.A., the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.
     Section 1.16. No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities. The waiver and release may not be effective to waive liabilities under the federal securities laws.

17

ARTICLE 2
Security Forms
     Section 2.01. Forms Generally.
     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or any depositary therefore or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
     Notices of Conversion shall be in substantially the form set forth in Section 2.05.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     Section 2.02. Form of Face of Security.
[INCLUDE IF SECURITY IS A RESTRICTED SECURITY — THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES OR COVER ALLOTMENTS) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING

18

MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) SIX MONTHS (OR, IF THE ISSUER HAS NOT SATISFIED THE CURRENT PUBLIC INFORMATION REQUIREMENTS OF RULE 144, ONE YEAR) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY EVENT, NO AFFILIATE OF THE ISSUER MAY PURCHASE OR SELL THIS SECURITY PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS). THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE BY THE INITIAL PURCHASERS OF THEIR OPTION TO PURCHASE ADDITIONAL SECURITIES TO COVER OVERALLOTMENTS) PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.]
Leap Wireless International, Inc.
4.50% Convertible Senior Notes due 2014

No.	$
CUSIP No.
     Leap Wireless International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to         , or registered assigns, the principal sum [of            Dollars] [IF THIS SECURITY IS A GLOBAL

19

SECURITY, THEN INSERT — set forth on the Principal Schedule attached to this Security] on July 15, 2014, and to pay interest thereon from June 25, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on January 15 and July 15 in each year, commencing January 15, 2009, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the corporate trust operations office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

20

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed
     Dated:

LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:
Title:
     Section 2.03. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the Company designated as its 4.50% Convertible Senior Notes due 2014 (herein called the “Initial Securities”), initially limited in aggregate principal amount to $250,000,000, issued and to be issued under an Indenture, dated as of June 25, 2008 (herein called the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities”, and together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects and with the same CUSIP number (after any period required to remove restrictions on transfer as a result of U.S. securities laws from such Additional Securities) as the Initial Securities, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities.
     In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such

21

Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.
     Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.
     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate specified in the Indenture, by surrender of this Security together with a Notice of Conversion, a form of which is set forth in Section 2.05 of the Indenture, as provided in the Indenture and this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency, which shall be initially the corporate trust operations office of Wells Fargo Bank, N.A. in Minneapolis, Minnesota, and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in dollars of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular

22

Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock would be entitled to receive in respect of each share of Common Stock upon such transaction based on a Conversion Rate calculated as provided in Section 12.01 of the Indenture with references to Common Stock replaced by references to the Reference Property (as defined in Section 12.11(b) of the Indenture) received in such transaction.
     No sinking fund is provided for the Securities and the Securities are not subject to redemption at the option of the Company.
     In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is

23

absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

24

[INCLUDE IN GLOBAL SECURITIES ONLY]
PRINCIPAL SCHEDULE
LEAP WIRELESS INTERNATIONAL, INC.
4.50% Convertible Senior Notes due 2014
No.
     The initial principal amount of this Global Security is $250,000,000. The following decreases or increases in this Global Security have been made:

	Amount of	Amount of	Principal amount
	decrease in	increase in	of this Global
	principal amount	principal amount	Security following
Date of decrease	of this Global	of this Global	such increase or
or increase	Security	Security	decrease

     Section 2.04 . Form of Legend for Global Securities.
     Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     Section 2.05 . Form of Notice of Conversion.
Conversion notices shall be in substantially the following form:
NOTICE OF CONVERSION
     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with

25

the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     Dated:                      Signature(s):
     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:
(Name)
(Address)
Social Security or other
Identification Number, if any
If only a portion of the Securities are to be converted, please indicate:
1. Principal amount to be converted: U.S. $
2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:
Amount: U.S. $                       Denominations: U.S. $
     (U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)
     Section 2.06 . Form of Assignment.
ASSIGNMENT
     For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
     Dated:                      Signature(s):

26

     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed
     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the last Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
     [Check One]
     (1)     ☐      to the Company or a subsidiary thereof; or
     (2)     ☐      to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or
     (3)     ☐     pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.
In connection with any transfer prior to the first anniversary of the last Issue Date (other than transfers pursuant to an effective registration statement), the undersigned represents and warrants that to its knowledge the transferee is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company.

27

     Dated:                      Signature(s):
     Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
     Signature Guaranteed
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     TO BE COMPLETED BY ALL PURCHASERS
     In connection with any purchase (except if pursuant to an effective registration statement) of this Security occurring prior the first anniversary of the last Issue Date, the undersigned represents and warrants that it is not an affiliate (within the meaning for Rule 144 under the Securities Act) of the Company.
     Dated:                      Signature(s):
     NOTICE: To be executed by an executive officer.
     Section 2.07 . Form of Trustee’s Certificate of Authentication.
     This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Officer
     Section 2.08 . Form of Fundamental Change Repurchase Notice.
To: Leap Wireless International, Inc.
RE: $250,000,000 4.50% Convertible Senior Notes due 2014

28

     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Leap Wireless International, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,                       an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.
     Dated:
     Signature:
     Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):
     Remaining principal amount following such repurchase:
     By:
     Authorized signatory
     Section 2.09 . Legend on Restricted Securities.
     During the period beginning on the Issue Date and ending on the date one year after the last date of original issuance of Securities (including through the exercise of the Initial Purchasers’ option to purchase Additional Securities), any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.10. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officer’s Certificate from the Company directing it to do so.
ARTICLE 3
The Securities
     Section 3.01 . Title and Terms; Principal and Interest.
     The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $250,000,000 and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, Section 3.04, Section 3.05,

29

Section 3.06, Section 3.07, Section 9.06 or Section 12.03, and provided that such Additional Securities are fungible with the Initial Securities for U.S. federal income tax purposes.
     The Initial Securities and the Additional Securities, if any, shall be known and designated as the “4.50% Convertible Senior Notes due 2014” of the Company.
     The Securities shall mature on July 15, 2014,
     The Securities shall bear interest at the rate of 4.50% per annum, from June 25, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on January 15 and July 15, commencing January 15, 2009, until the principal thereof is paid or made available for payment.
     If any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on such Interest Payment Date shall be paid on the next succeeding Business Day and no interest on such payment will accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity date falls on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Repurchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Repurchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Repurchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the Securities as set forth in Section 11.01 hereof.
     A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding Interest Payment Date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any

30

converting Holder (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (ii) to the extent of any overdue interest (including any overdue Additional Interest) remains unpaid at the time of conversion of such Security; or (iii) in respect of any conversions that occur after the Regular Record Date immediately preceding the Maturity Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.
     Principal of and interest on, Global Securities shall be payable to DTC in immediately available funds.
     Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at Minneapolis, Minnesota (such office and city in which the Paying Agent is located being herein after called the “Place of Payment”). Interest, on definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
     The Securities shall be convertible as provided in Article 12 (any city in which the Conversion Agent is located being herein after called the “Place of Conversion”).
     Section 3.02 . Denominations.
     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
     Section 3.03 . Global Securities; Non-global Securities; Book-entry Provisions.
     The Securities may be issued in Global or Non-Global (Definitive) Form as provided in this Indenture.

31

(a) Global Securities
     (i) Each Global Security authenticated under this Indenture shall be registered in the name of, and delivered to, Cede & Co., as nominee of the Depositary. Each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (ii) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Securities in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.
     (iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article 2 of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be

32

directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article If such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).
     (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with clause (b) of this Section 3.03.
     (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.
     (b) Non-Global Securities. Securities issued upon the events described in Section 3.03(a)(ii) shall be in definitive, fully registered form, without interest coupons.
     Section 3.04. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by any Officer. The signature of any Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of an individual who was at any time the proper Officer of the Company shall bind the Company, notwithstanding that such individual ceased to hold such office prior to the

33

authentication and delivery of such Securities or did not hold such office at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     The Company may, subject to Article 10 of this Indenture and applicable law, issue under this Indenture Additional Securities; provided, however, that the Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture.
     Section 3.05. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder.

34

Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 3.06. Registrar, Registration of Transfer and Exchange; Paying Agent.
     (a) Registrar. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, and of a like aggregate principal amount, each such Security bearing such restrictive legends as may be required by this Indenture.
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer

35

of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend of such Securities.
     Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Section 2.02 and Section 2.04, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05, Section 9.06 or Section 12.03 not involving any transfer.
     (b) Restrictions on Transfer. Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Section 2.02 and Section 2.04, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
     The restrictions imposed by this Section 3.06 and by Section 2.02 and Section 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon such Restricted Security having been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Resale Registration Statement.
     Any Restricted Security as to which the restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Section 2.02. At the Company’s request on no less than 10 calendar days’ notice, the Trustee shall deliver, in the Company’s name

36

and at its expense, to each Holder at such Holder’s address appearing in the register of Holders a notice of the expiration of the legend set forth in Section 2.02. The Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate in form reasonably acceptable to the Trustee to the effect that such exchange of the Restricted Security to a new Security shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legend set forth in Section 2.02 shall no longer be required in order to maintain compliance with the Securities Act.
     As used in the preceding three paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
     (c) Paying Agent. The Company shall maintain an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with the repurchase of the Securities pursuant to Article 11 of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any Subsidiaries may act as Paying Agent.
     The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.
     (d) Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security

37

holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 3.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
     (e) Custodian. The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.
     Section 3.07. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

38

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     In the case of Securities represented by a Global Security registered in the name of or held by a Depository or its nominee, payment of principal, premium, if any, and interest, if any, will be made to the Depository or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Subject to the provisions of Article 12 hereof, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Article 12 hereof, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or any part thereof) shall not be payable.
     Section 3.09. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.08) interest on such Security and for all other purposes whatsoever, whether or not

39

such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     In the case of a Global Security, so long as the Depository for such Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 3.06, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.
     Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or (b) impair, as between a Depository and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.
     Section 3.10. Cancellation and Transfer Provisions.
     (a) All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. Copies of all cancelled Securities shall be provided to the Company by the Trustee, promptly following cancellation of such Securities.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:
     (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who

40

has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of non-Global Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the non-Global Securities to be transferred, and the Trustee shall cancel the non-Global Securities so transferred.
     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legend. Upon the registration of transfer, exchange or replacement of Securities bearing the legend required by Section 2.02, the Security Registrar shall deliver Securities that do not bear such legend in the case of a registration of transfer, exchange or replacement pursuant to an effective shelf registration statement as contemplated by the Registration Rights Agreement or upon the Securities becoming, and during the period the Securities remain eligible to be transferred without registration under the Securities Act by a person who is not an affiliate of the Company (and has not been an affiliate of the Company for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions, and, in any event, on the day that is one year following the last date of original issuance of the Securities (including through the exercise of the Initial Purchasers’ option to purchase additional Securities) following a Company Order stating that the Security is not a Restricted Security and may be issued without a legend thereon and thereafter cause the Securities to be represented by a certificate bearing a CUSIP number that is no longer a “restricted” CUSIP that indicates that transfer restrictions apply to the Securities or the Common Stock issuable upon conversion thereof.
     (d) General. By its acceptance of any Security bearing the legends required by Section 2.02 and Section 2.04, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this

41

Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture. None of the Company or any Subsidiary of the Company shall purchase or sell any Security after the date hereof, except as required under the terms of this Indenture.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     Section 3.11. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 3.12. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.13. Special Record Date.
     Any interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided.

42

Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Note Register, or by such other means reasonably acceptable to such Holders, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
     (b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
ARTICLE 4
Satisfaction And Discharge
     Section 4.01. Satisfaction and Discharge of Indenture.
     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (a) either
     (i) all Outstanding Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

43

     (ii) all such Outstanding Securities not theretofore delivered to the Trustee for cancellation
     (A) have become due and payable, or
     (B) will become due and payable at their Stated Maturity within one year, and
     (C) the Company, in the case of (A) or (B) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide lawful money not later than the due dates of principal or interest, or any combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Fundamental Change Repurchase Date, as the case may be;
     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     Section 4.02. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.03, all funds or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such funds or U.S. Government Obligations have been deposited with the Trustee. Upon termination of the trust established pursuant to Section 4.01, all funds and/or U.S. Government Obligations deposited with the

44

Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall promptly be returned to the Company upon Company Request.
ARTICLE 5
Remedies
     Section 5.01. Events of Default.
     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any interest (including Additional Interest) on any Security when due and payable, and the default continues for a period of 30 days; or
     (b) default in the payment of the principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise; or
     (c) failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock or Reference Property, as applicable, upon exercise of a Holder’s conversion right; or;
     (d) failure by the Company to comply with its obligations under Article 8; or
     (e) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 11.01 when due; or
     (f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Outstanding Securities has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture; or
     (g) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default shall have resulted (i) in such debt becoming or being declared due and payable and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days or (ii) from a failure to pay the

45

principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise; or
     (h) failure by the Company or any of its Significant Subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $25,000,000 (after giving effect to any insurance coverage provided by a solvent, reputable and unaffiliated insurance company that has acknowledged coverage), which are not stayed on appeal; or
     (i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.01(i) or Section 5.01(j) (except with respect to any Significant Subsidiary) the aggregate principal of all the Securities, plus accrued and unpaid interest (including Additional Interest, if any) to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders for an Event of Default resulting from the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust

46

Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.04 (any such Event of Default, a “Reporting Default”), shall for the first 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities (the “Extension Fee”). On the 121st day after such Reporting Default (if such violation is not cured or waived prior to such 121st calendar day), then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately.
     If the Company elects to pay the Extension Fee as the sole remedy for the Reporting Default, the Company shall (i) notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the first Business Day following the date on which such Event of Default first occurs and (ii) pay the Extension Fee on all outstanding Securities on or before the close of business on the date immediately following the date of such notice. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. Upon the Company’s failure to timely provide notice or pay the Extension Fee as provided in this Section 5.02, the Securities shall be subject to acceleration as provided in the first paragraph of this Section 5.02. If the Extension Fee has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Notwithstanding the foregoing paragraph, if an event of default occurs under any series of the Company’s debt securities (other than the Securities ) issued subsequent to the Issue Date resulting from the Company’s failure to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and such event of default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in the first paragraph of this Section 5.02.
     This Section 5.02, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue

47

installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Securities during the period of such Default), and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid interest on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.13, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.
     Section 5.03. Collection Suit by Trustee.
     If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 5.04. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

48

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.05. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected.
     Any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee, its agents and attorneys under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made by the Trustee, and the costs and expenses of collection;
     SECOND: To Holders of the Securities for the payment of the amounts then due and unpaid for principal of and interest (including Additional Interest), if any on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
     THIRD: The balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
     Section 5.07. Limitation on Suits.
     Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

49

     (a) such Holder has previously given written notice to the Trustee that an Event of Default is continuing;
     (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 5.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article 12 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

50

     Section 5.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
     Section 5.12. Control by Holders.
     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (a) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (b) the Trustee may refuse to follow any direction that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders of the Securities or that may involve the Trustee in personal liability and may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.
     Section 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities by written notice to the Trustee may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default
     (a) in the payment of the principal of or interest on any Security, or

51

     (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 5.14. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article 12.
     Section 5.15. Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 6
The Trustee
     Section 6.01. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Trustee against any loss, costs, liability or expense is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture

52

relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, subject to Section 6.03.
     In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder, or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.02. Notice of Defaults.
     The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of the default in the payment of principal of or interest on any Security or conversion default, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any default actually known to it as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     Section 6.03. Certain Rights of Trustee.
     Subject to the provisions of Section 6.01:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on

53

its part, rely upon an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     Section 6.04. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 6.05. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

54

     Section 6.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     Section 6.07. Compensation and Reimbursement.
     The Company agrees
     (a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
     (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     (d) the obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
     Section 6.08. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 6.09. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said

55

supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If,

56

within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Company’s obligations under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Section 6.11. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any

57

corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 6.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 6.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall

58

be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A.,
as Trustee

By:
Name: Title: Authenticating Agent

By:
Name: Title: Authorized Officer

59

ARTICLE 7
Holders’ Lists And Reports By Trustee And Company
     Section 7.01. Company to Furnish Trustee Names and Addresses of Holders.
     If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 5 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
     Section 7.02. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.03. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

60

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.
     Section 7.04. Reports by Company.
     The Company shall file with the Commission information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and shall file with the Trustee within 30 days after the same is so required to be filed with the Commission (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act or any successor or similar provision) and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a); provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.
     If at any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee, each Holder, beneficial owner or prospective purchaser of such Securities or the Common Stock issuable upon conversion thereof, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act and to take such other actions as any such Person may reasonably request, all to the extent required from time to time to enable such Person to sell its Securities or Common Stock issuable upon conversion thereof in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

61

ARTICLE 8
Consolidation, Merger, Conveyance, Transfer Or Lease
     Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
     (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person (whereby the Company is not the surviving Person), the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.01 and, to the extent that the Company has ongoing obligations pursuant to the Registration Rights Agreement, any obligations of the Company set forth in the Registration Rights Agreement;
     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
     (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the

62

predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. If the Company is still in existence after the transaction, it will be released from its obligations and covenants hereunder and the under the Securities, except in the case of a lease of all or substantially all the properties or assets of the Company.
ARTICLE 9
Modification And Amendment
     Section 9.01. Supplemental Indentures Without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:
     (a) to cure any ambiguity, manifest error, defect or omission or inconsistency; provided that in the case of any omission or inconsistency the rights of the Holders are not adversely affected in any material respect; or
     (b) to provide for the assumption by a successor corporation of our obligations under this Indenture; or
     (c) to add guarantees with respect to the Securities; or
     (d) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
     (e) to provide for the issuance of Additional Securities, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder of the Outstanding Securities; or
     (f) to increase the Conversion Rate; or
     (g) to secure the Securities; or
     (h) to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or
     (i) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 12.01; or
     (j) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the “Description of the Notes” section

63

of the Company’s final offering memorandum dated June 19, 2008 relating to the offering of the Securities will not be deemed to be adverse to any Holder; or
     (k) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.
     Section 9.02. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority principal amount of the Outstanding Securities, including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (a) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (b) reduce the rate, or extend the stated time for payment, of interest (including Additional Interest) on any Security or reduce the amount, or extend the stated time for payment, of the Extension Fee; or
     (c) reduce the principal, or change the Stated Maturity, of any Security; or
     (d) adversely affect the right to convert any Security as provided in Article 12; or
     (e) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through amendment or waiver of provisions of this Indenture; or
     (f) change the place of payment where, or the coin or currency in which, any of the principal, interest (including Additional Interest), if any, or the Extension Fee, in respect of any Security is payable; or

64

     (g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (h) adversely affect the ranking of the Securities as the Company’s senior unsecured indebtedness; or
     (i) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 9.03. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     After a supplemental indenture permitted by this Article becomes effective, the Company shall promptly issue a notice to the Holders (pursuant to the requirements of Section 1.06) briefly describing the terms of such supplemental indenture. Failure to give such notice to the Holders, or any defect in such notice, will not, however, impair or affect the validity of the applicable supplemental indenture.
     Section 9.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 9.05. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

65

     Section 9.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE 10
Covenants
     Section 10.01. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
     Section 10.02. Maintenance of Office or Agency.
     The Company will maintain an office or agency (which shall be initially the Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

66

     Section 10.03. Money for Security Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that,

67

after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 10.04. Statement by Officers as to Default.
     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, the status of those events and what action the Company is taking or propose to take in respect thereof.
     Section 10.05. Existence.
     Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
     Section 10.06. Additional Interest Under the Registration Rights Agreement.
     If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate executed by an officer of the Company who may execute a Company Order to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

68

ARTICLE 11
Repurchase At Option Of The Holder
     Section 11.01. Repurchase at the Option of the Holder Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.
     Repurchases of Securities under this Section 11.01 shall be made, at the option of the Holder thereof, upon:
     (i) if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) if the Securities are Global Securities, delivery or book-entry transfer of the Securities to the Depository pursuant to the Applicable Procedures at any time after delivery of the Fundamental Change Repurchase Notice, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor;
provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:

69

     (A) if certificated, the certificate numbers of the Securities to be delivered for repurchase;
     (B) the portion of the principal amount of the Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.01.
     Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice in writing (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;

70

     (iii) the last date on which a Holder may exercise its repurchase right under this Section 11.01, if applicable;
     (iv) the Fundamental Change Repurchase Price, if applicable;
     (v) the Fundamental Change Repurchase Date, if applicable;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
     (ix) the procedures the Holder must follow to require the Company to repurchase its Securities under this Section 11.01, if applicable.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 11.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:
     (i) the principal amount of the withdrawn Securities and, if certificated Securities have been issued, the certificate numbers of the withdrawn Securities,
     (ii) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Securities are not in certificated form, the notice must comply with the Applicable Procedures.

71

     (d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.06) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 11.01), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.01 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register; provided, however, that all payments shall be subject to Section 11.01(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Securities shall be cancelled and cease to be Outstanding, (ii) interest (including Additional Interest), if any, shall cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities shall terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest (including Additional Interest), if any, upon delivery or transfer of the Securities.
     (f) No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

72

ARTICLE 12
Conversion Of Securities
     Section 12.01. Conversion Privilege and Conversion Rate.
     (a) General. Upon compliance with the provisions of this Article, a Holder shall have the right, at such Holder’s option, to convert all or any portion of principal amount (if the portion of principal amount to be converted is equal to $1,000 or an integral multiple of $1,000) of such Security at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) per $1,000 principal amount of the Securities to be converted (the “Conversion Obligation”) determined as follows:
     (i) If the Applicable Stock Price is less than or equal to the Base Conversion Price, the Conversion Rate shall be the Base Conversion Rate.
     (ii) If the Applicable Stock Price is greater than the Base Conversion Price, the Conversion Rate shall be determined in accordance with the following formula:

Base Conversion Rate +	é ê ë	é ê ë	the Applicable Stock Price – the Bace Conversion Price	ù ú û	X the Incremental Share Factor	ù ú û
the Appliction Stock Price
     (b) The Conversion Rate per $1,000 principal amount of Securities to be converted, including any Additional Shares (as defined in Section 12.02(b) below) added to the Conversion Rate in connection with a Make-Whole Fundamental Change shall not exceed 19.0440 shares of Common Stock, subject to adjustment in the manner set forth under Section 12.05 (the “Maximum Conversion Cap”).
     (c) The number of shares issuable pursuant to the Incremental Share Factor in excess of the Base Conversion Rate will not exceed 6.5837 shares of Common Stock per $1,000 principal amount of Securities (the “Incremental Share Cap”). The Incremental Share Cap shall be subject to adjustment proportional to adjustments to the Incremental Share Factor.
     Section 12.02. Conversion in connection with a Make-Whole Fundamental Change.
     (a) If a Make-Whole Fundamental Change occurs, the Company shall notify in writing each of the Holders and the Trustee of the occurrence of any such event or transaction and issue a press release on the Effective Date of such Make-Whole Fundamental Change.
     (b) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Base Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no

73

such increase will be made in the case of a merger or consolidation under clause (1) of the definition of Fundamental Change or any event specified under clause (2) of such definition, in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock or American Depositary Receipts in respect of shares of common stock traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Securities become convertible into such shares of such common stock or such American Depositary Receipts pursuant to Section 12.11. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date of a Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In addition, the Company shall settle conversions of such Securities by delivering Reference Property (as defined in Section 12.11(b) below) equivalent to shares of Common Stock based on the increased applicable Conversion Rate resulting from such Make-Whole Fundamental Change. Notwithstanding the foregoing, if the holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Make-Whole Fundamental Change, the Company shall settle conversions in connection with such Fundamental Change on the third Business Day immediately following the Conversion Date by delivering cash Reference Property based on the increased applicable Conversion Rate resulting from such Make-Whole Fundamental Change, and shall compute such applicable Conversion Rate using an Applicable Stock Price equal to the cash amount paid per share of Common Stock in such Fundamental Change.
     (i) The number of Additional Shares by which the Base Conversion Rate shall be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the earliest of date on which the Make-Whole Fundamental Change is publicly announced, occurs or becomes effective (the “Make-Whole Reference Date”) and the Stock Price paid per share of Common Stock in the Make-Whole Fundamental Change; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (A) the Stock Price is greater than $400.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 12.05), no adjustments shall be

74

made to the Base Conversion Rate, and (B) the Stock Price is less than $52.51 per share (subject to adjustment in the same manner as set forth in Section 12.05), no adjustments shall be made to the Base Conversion Rate. Notwithstanding the foregoing, in no event shall the applicable Conversion Rate exceed 19.0440 shares of common stock per $1,000 principal amount of Securities (subject to adjustment in the same manner as the Base Conversion Rate and the Incremental Share Factor as set forth in Section 12.05). If holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five-Trading Day period ending on the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.
     (ii) The Stock Prices set forth in the first column of the table in Schedule A hereto (i.e., the row headers) shall be adjusted as of any date on which the Base Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Base Conversion Rate as set forth in Section 12.05.
     Section 12.03. Exercise of Conversion Privilege.
     (a) Subject to subsection (b) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion by delivering on the third Business Day immediately following the last Trading Day of the relevant Averaging Period a number of shares of Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of Securities converted; provided, however, that the Company will deliver cash in lieu of fractional shares of Common Stock as provided in Section 12.04.
     (b) Before any Holder of a Securities shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Securities, comply with the Applicable Procedures for converting a beneficial interest in a Global Security and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 12.03 and, if required, pay all taxes or duties, if any, and (ii) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.05 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent, which such Notice of

75

Conversion shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 12.03, (D) if required, pay all transfer or similar taxes, if any and (E) if required, furnish appropriate endorsements and transfer documents. A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (b).
     No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 11.01.
     If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 12.03. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Securities surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares as provided in Section 12.04).
     (d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     (e) Except as provided in Section 12.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Security as provided in this Article.

76

     (f) Upon the conversion of an interest in a Global Security, the Trustee, or the custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.
     (g) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a Regular Record Date, Holders of such Securities as of 5:00 p.m., New York City time, on the Regular Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from and after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Security; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Maturity Date to the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.
     (h) Notwithstanding any of the foregoing to the contrary, in lieu of settling the Conversion Obligation in the manner set forth in Section 12.03(a), the Company may elect (the “Exchange Election”) to direct the Conversion Agent in writing to surrender, on or prior to the second Business Day following the Conversion Date, Securities tendered for conversion to a financial institution designated by the Company (the “Financial Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Financial Institution must agree to timely deliver, in exchange for such Securities, the shares of Common Stock and cash in lieu of fractional shares, if any, which would otherwise be due upon conversion as set forth in Section 12.03(a) (the “Conversion Consideration”). If the Company makes the Exchange Election, the Company will, by the close of business on the second Business Day following the relevant Conversion Date, notify Holders surrendering Securities for conversion that the Company has made the Exchange Election and will notify the Financial Institution of the Conversion Consideration to be delivered pursuant to Section 12.03(a) and the relevant deadline for delivery of the Conversion

77

Consideration. Any Securities exchanged by the Financial Institution will remain outstanding. If the Financial Institution agrees to accept Securities for exchange but does not timely deliver the related Conversion Consideration, or if such Financial Institution does not accept such Securities for exchange, the Company will deliver the relevant Conversion Consideration as if the Company had not made the Exchange Election.
     Section 12.04. Fractions of Shares.
     No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Last Reported Sale Price of the Common Stock on the Conversion Date or, if the Conversion Date is not on a Trading Day, the next following Trading Day.
     Section 12.05. Adjustment of Conversion Rate.
     For purposes of determining any adjustment to the Incremental Share Factor or any other effect on the Incremental Share Factor, each reference to the Base Conversion Rate appearing in this Section 12.05 shall be replaced with a reference to the Incremental Share Factor.
     The Base Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Base Conversion Rate if Holders participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held the full number of shares of Common Stock underlying the Securities, without having to convert their Securities. For purposes of this Section 12.05, each adjustment event that applies to the Base Conversion Rate shall also be applied to the Incremental Share Factor in the same manner, and all other references to Base Conversion Rate shall be deemed to refer to both the Base Conversion Rate and the Incremental Share Factor:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company shall effect a share split or share combination, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x (OS’ / OS0)
where,

78

     CR0 = the Base Conversion Rate in effect immediately after the close of business on day preceding the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be; and
     OS’ = the number of shares of Common Stock outstanding as of the Ex-date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.
     Any adjustment made pursuant to this subsection (a) shall become effective on the date that is immediately after (x) the Ex-date fixed for such dividend or other distribution, or (y) the effective date of such split or combination, as applicable. If any dividend or distribution of the type described in this subsection (a) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would be in effect if such dividend or distribution had not been declared.
     (b) In case the Company shall distribute to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a shareholder rights plan) entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the Ex-date for such distribution, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x ((OS0 + X) / (OS0 + Y))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on the day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-date for such distribution;

79

     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-date for the issuance of such rights and warrants.
     For purposes of this subsection (b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the applicable Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this subsection (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would have been in effect if our right or warrant had not been issued.
     (c) In case the Company shall distribute shares of any class of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 12.05, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.05 and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR 0 x (SP0 / (SP0 – FMV))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-date for such distribution; and

80

     FMV = the fair market value of the shares of Capital Stock of the Company, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-date for such distribution, in each case as determined by the Board of Directors.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution to the holders of the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business units (a “Spin-Off”), the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:
          CR’ = CR0 x ((FMV0 + MP0) / MP0)
where,
     CR0 = the Base Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;
     CR’ = the Base Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;
     FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off; and
     MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off.
     Such adjustment shall occur on the 10th Trading Day from the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Base Conversion Rate.
     If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

81

     (d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:
          CR’ = CR0 x (SP0 / (SP0 – C))
where,
     CR0 = the Base Conversion Rate in effect immediately after the close of business on the day preceding the Ex-date for such distribution;
     CR’ = the Base Conversion Rate in effect as of the opening of business on the Ex-date for such distribution;
     SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-date for such distribution;
     C = the amount in cash per share distributed by the Company to holders of Common Stock.
     Such adjustment shall become effective immediately after the opening of business on the Ex-date for such dividend or distribution. If any such dividend or distribution described in this subsection (d) is declared but not so paid or made, the new Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate shall be increased based on the following formula:
          CR’ = CR0 x ((AC + (SP’ x OS’)) / (OS0 x SP’))
where,
     CR0 = the Base Conversion Rate in effect on the date such tender or exchange offer expires;
     CR’ = the Base Conversion Rate in effect immediately after the closing of trading on the Trading Day next succeeding the date such tender or exchange offer expires;

82

     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
     OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
     SP’ = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.
     Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires.
     (f) No adjustment to the Base Conversion Rate shall be made if the application of any of the formulas set forth in this Section 12.05 (other than in connection with a share combination) would result in a decrease in the Base Conversion Rate.
     (g) Without limiting the foregoing, no adjustment to the Base Conversion Rate will be made:
     (i) upon the issuance of Common Stock for cash or in connection with an acquisition, except as otherwise described in this Section 12.05;
     (ii) upon the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (iii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (iii) above and outstanding prior to the date hereof;
     (v) for a change in the par value of the Common Stock; or

83

     (vi) for accrued and unpaid interest.
     (h) All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (i) For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (j) For the avoidance of doubt, if a Holder converts Securities prior to the Effective Date of a Make-Whole Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.
     (k) On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Security is not entitled to any rights of a holder of Common Stock until such Holder has converted such Security and received upon conversion thereof shares of Common Stock.
     (l) Notwithstanding the foregoing, no adjustment to the Base Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Base Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Base Conversion Rate that the Company elects not to make and take them into account upon the earlier of (i) any conversion of Securities and (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Base Conversion Rate by at least 1%.
     (m) To the extent that the Company has in effect a rights plan upon a conversion of Securities into Common Stock, Holders will receive, in addition to such shares of Common Stock and in lieu of any adjustment to the Base Conversion Rate, rights under the Company’s rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Base Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets of the Company as described in subsection (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (n) If the Indenture requires the Company to calculate an average of the Last Reported Sales Prices of the Common Stock over a span of multiple days,

84

including in connection with the Averaging Period as provided in Section 12.01 and Section 12.03, the Company shall make appropriate adjustments to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-date of the event occurs, at any time during the period from which the average is to be calculated.
     Section 12.06. Notice of Adjustments of Conversion Rate.
     Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.05 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to the Trustee and to each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required and shall be provided by the Company to all Holders.
     If the Company adjusts the Base Conversion Rate pursuant to the provisions of this Section 12.05, the Company shall provide written notification of such adjustment to the Conversion Agent and the Trustee.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.
     Section 12.07. Company to Reserve Common Stock.
     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.
     Section 12.08. Taxes on Conversions.
     Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting

85

such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.
     Section 12.09. Certain Covenants.
     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company further covenants that if at any time the Common Stock shall be listed for trading on any national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.
     Section 12.10. Cancellation of Converted Securities.
     All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and shall promptly provide copies of all cancelled certificates to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
     Section 12.11. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.
     In the event of (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person or (iv) a sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with

86

respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.01(d) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale, transfer or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     In the event a supplemental indenture is executed pursuant to this Section 12.11, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.
     (b) Notwithstanding the provisions of Section 12.03(a) to (b), and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares

87

of Common Stock would be entitled to receive in respect of each share of Common Stock upon such Merger Event (the “Reference Property”) based on a Conversion Rate calculated as provided in Section 12.01 with references to Common Stock replaced by references to the Reference Property received in such transaction. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration determined (based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article prior to the effective date of the applicable Merger Event.
     (c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 12.11 to be provided to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 12.12. Responsibility of Trustee for Conversion Provisions.
     The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

88

     Section 12.13. Right to Set-off Withholding Taxes.
     The Company may, at its option, set-off withholding taxes due with respect to Securities against payments of cash and Common Stock on the Securities. In the case of any such set-off against Common Stock delivered upon conversion of the Securities, such Common Stock shall be valued based on the arithmetic average of the Last Reported Sale Price of the Common Stock in the 5 Trading Days immediately preceding the conversion.

89

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

[Trustee Signature Follows]

WELLS FARGO BANK, N.A. As Trustee
By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to the Indenture]

Schedule A
Make-Whole Reference Date

Stock	June 25,	July 15,	July 15,	July 15,	July 15,	July 15,	July 15,
Price	2008	2009	2010	2011	2012	2013	2014
$52.51	8.3150	8.3150	8.3150	8.3150	8.3150	8.3150	8.3150
$55.00	8.1146	7.5321	7.4528	7.4528	7.4528	7.4528	7.4528
$58.00	7.8410	7.2358	6.6816	6.5124	6.5124	6.5124	6.5124
$62.00	7.5478	6.9224	6.3244	5.7283	5.5308	5.4000	5.4000
$67.00	7.2704	6.6325	5.9983	5.3286	4.9679	4.1964	4.1964
$75.00	6.9724	6.3345	5.6741	4.9369	4.4009	3.1663	2.6043
$85.00	6.7617	6.1448	5.4866	4.7234	4.0772	2.6763	1.0357
$95.00	6.5003	5.9161	5.2814	4.5306	3.8515	2.4300	0.0000
$105.00	5.6807	5.1338	4.5328	3.8146	3.1465	1.7894	0.0000
$115.00	5.0320	4.5234	3.9602	3.2839	2.6493	1.3949	0.0000
$135.00	4.0727	3.6376	3.1496	2.5626	2.0169	0.9813	0.0000
$160.00	3.2553	2.9044	2.4983	2.0110	1.5699	0.7490	0.0000
$185.00	2.6732	2.4030	2.0625	1.6549	1.2951	0.6206	0.0000
$225.00	1.9934	1.8614	1.5988	1.2842	1.0144	0.4899	0.0000
$275.00	1.5891	1.4152	1.2136	0.9755	0.6981	0.3728	0.0000
$325.00	1.2560	1.1220	0.9648	0.7785	0.5598	0.2996	0.0000
$400.00	0.9190	0.8247	0.7120	0.5775	0.4179	0.2242	0.0000

Exhibit 4.2
Leap Wireless International, Inc.
4.50% Convertible Senior Notes due 2014
Registration Rights Agreement
June 25, 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
As Representatives of the Initial Purchasers
Ladies and Gentlemen:
     Leap Wireless International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its 4.50% Convertible Senior Notes due 2014 (the “Securities”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:
     1. Definitions.
     (a) As used in this Agreement, the following defined terms shall have the following meanings:
     “Additional Interest” has the meaning assigned thereto in Section 6(a) hereof.
     “Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
     “Closing Date” means the Closing Date as defined in the Purchase Agreement.
     “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
     “Common Stock” means the Company’s common stock, par value $0.0001 per share.

     “Company” has the meaning assigned thereto in the introductory paragraph hereof.
     “DTC” means The Depository Trust Company.
     “EDGAR” has the meaning assigned thereto in Section 3(b) hereof.
     “Effective Failure” has the meaning assigned thereto in Section 6(b) hereof.
     “Effectiveness Period” has the meaning assigned thereto in Section 2(a)(ii) hereof.
     “Effective Time” means the time at which the Commission declares the Shelf Registration Statement required by Section 2(a)(i) effective or at which the Shelf Registration Statement otherwise becomes effective.
     “Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “FINRA Rules” means the Rules of the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc.), as amended from time to time.
     “Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry or global certificate form).
     “Indemnified Person” has the meaning assigned thereto in Section 5(a) hereof.
     “Indenture” means the Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as amended and supplemented from time to time in accordance with its terms.
     “Initial Purchasers” means the Initial Purchasers named in Schedule I to the Purchase Agreement.
     “Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.
     The term “person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or 430C under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.
     “Purchase Agreement” means the purchase agreement, dated as of June 19, 2008, among the Initial Purchasers and the Company relating to the Securities.

2

     “Option Closing Date” means the settlement date for the Option Securities pursuant to Section 3(b) of the Purchase Agreement.
     “Registrable Securities” means all or any portion of the Securities issued on the Closing Date (or on the Option Close Date, if applicable) under the Indenture in registered form and the shares of Common Stock issuable upon conversion thereof; provided, however, that a security shall cease to be a Registrable Security when it ceases to be a Restricted Security.
     “Registration Default” has the meaning assigned thereto in Section 6(a) hereof.
     “Restricted Security” means any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock which (i) ceases to be outstanding, (ii) has been registered under the Securities Act and sold or otherwise transferred pursuant to and in a manner contemplated by an effective registration statement, (iii) has been transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) or (iv) (A) only during the period from the date hereof until the 375th day after the later of the Closing Date and the Option Closing Date, is eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions thereunder, or (B) only during the period beginning after the 375th day after the later of the Closing Date and the Option Closing Date, is eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions thereunder and the CUSIP number for such securities is no longer a “restricted” CUSIP that indicates that transfer restrictions apply to the Securities or the Common Stock issuable upon conversion thereof.
     “Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.
     “Securities” has the meaning assigned hereto in the introductory paragraph hereof.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Shelf Registration” means a registration effected pursuant to Section 2 hereof.
     “Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the requirements of Section 2(a)(i) of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
     “Suspension Period” has the meaning assigned thereto in Section 2(b).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

3

     The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.
     (b) Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock constituting Registrable Securities shall be treated as representing the principal amount of Securities that was surrendered for conversion in order to receive such number of shares of Common Stock.
     2. Shelf Registration.
     (a) The Company shall:
     (i) unless the Shelf Registration Statement becomes effective automatically, use its commercially reasonable efforts to cause a Shelf Registration Statement covering the resale of Registrable Securities pursuant to Rule 415 under the Securities Act to be declared effective under the Securities Act no later than the 181st calendar day after the later of the Closing Date and the Option Closing Date; provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder;
     (ii) subject to the Company’s right to suspend the Shelf Registration Statement or the Prospectus as set forth in Section 2(b) hereof, use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until such time as all of the Securities and shares of Common Stock issuable upon conversion thereof cease to be Registrable Securities (such period being referred to herein as the “Effectiveness Period”);
     (iii) after the Effective Time, within 10 Business Days after receipt of the completed Notice and Questionnaire from any Holder that is not then an Electing Holder, together with any other information as may be reasonably requested in writing by the Company from such Holder, the Company shall file such amendments to the Shelf Registration Statement or supplements to the related Prospectus as are reasonably necessary to permit the Holder to deliver the Prospectus to purchasers of Registrable Securities (subject to the Company’s right to suspend the use of the Shelf Registration Statement or the Prospectus as set forth in Section 2(b) hereof); provided, however, that (A) nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof and (B) in no event shall the Company be required to file more than one such amendment or supplement in any 90-day period; and
     (iv) if at any time the Securities are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the later of (A) 180 calendar days following the Closing Date and (B) the date on which the Securities are convertible into such securities;
provided, however, that the Company’s obligation to file, have declared effective or maintain effectiveness of the Shelf Registration Statement required by clauses (i) and (ii) above and pay Additional Interest as described in Section 6 below shall be suspended to the extent and during the periods that the Registrable Securities are eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding

4

such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions.
The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of Section 3(j) below or (B) permitted pursuant to Section 2(b) below.
     (b) The Company may delay or suspend the use of the Shelf Registration Statement or the use of the Prospectus without incurring any obligation to pay Additional Interest for a period not to exceed 45 calendar days in any six-month period (each, a “Suspension Period”) if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.
     (c) The Company agrees that the Company will:
     (i) On the day that is one year following the later of the Closing Date and the Option Closing Date, facilitate the removal of any restrictive legends (if any) and use commercially reasonable efforts to cause the Securities to be represented by a CUSIP that represents that a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) can resell such Securities without any volume or manner of sale restrictions thereunder; and
     (ii) Represent and agree with the Holders that the Company and its Affiliates have not since the Closing Date resold any Securities that have been acquired or reacquired by any of them except pursuant to an effective registration statement under the Securities Act and will not resell any Securities acquired by them except pursuant to an effective Registration Statement under the Securities Act until such time as none of the Securities are Registrable Securities.
     3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:
     (a) (i) Within 10 Business Days of the filing of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein and provided any other information reasonably requested in writing by the Company. Notwithstanding the foregoing, no Affiliate of the Company shall be entitled to be named as a selling securityholder without the Company’s consent and will not be entitled to Additional Interest;

5

     (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company, in which case the Company’s obligations shall be as set forth in Section 2(a)(iii) above;
     (iii) The term “Electing Holder” shall mean any Holder of Registrable Securities (other than any Affiliate of the Company) that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof; and
     (iv) Each Electing Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.
     (b) Unless such document is available on the Electronic Data Gathering Analysis and Retrieval system of the Commission (“EDGAR”) the Company shall furnish to each Electing Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its commercially reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose.
     (c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to take such action in respect of the Shelf Registration Statement or any amendment thereto or of the Prospectus or any amendment or supplement to the Prospectus during any Suspension Period.
     (d) The Company shall promptly (and in any event, within 10 business days) advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:
     (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

6

     (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;
     (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
     (iv) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Shelf Registration Statement and the Prospectus until the requisite changes have been made); provided, however, that no notice by the Company shall be required pursuant to this clause (iv) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading.
     (e) The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement or, if any such order of suspension is made effective during or results in any Suspension Period, promptly following the end of such Suspension Period.
     (f) The Company shall furnish to each Electing Holder, upon written request of such Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, and, if such documents are not available on EDGAR and such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.
     (g) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request in writing; and the Company consents (except during the periods specified in Section 2(b) above or during the continuance of any event or the existence of any state of facts described in Section 3(d)(ii), (iii) or (iv) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.
     (h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use its commercially reasonable efforts to (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request in writing, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to

7

the Shelf Registration Statement, and (iii) take any and all other actions reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process or take any action which would subject it to taxation in any jurisdiction where it is not as of the date hereof so subject.
     (i) Unless any Registrable Securities shall be in book-entry or global certificate only form, the Company shall use its commercially reasonable efforts to cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.
     (j) Upon the occurrence of any event or the existence of any state of facts contemplated by Section 3(d)(iv) above, the Company shall prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to take such action in respect of the Shelf Registration Statement or any amendment thereto or of the Prospectus or any amendment or supplement to the Prospectus during any Suspension Period. If the Company notifies the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by Section 2(b) or Section 3(d)(iv) above, such Electing Holder shall suspend the use of the Shelf Registration Statement and the Prospectus until the requisite changes to the Prospectus have been made and shall keep confidential any such communication received by it from the Company.
     (k) Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.
     (l) To the extent that the Company is required to file a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (m) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all

8

reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.
     (n) The Company shall enter into such customary agreements and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.
     (o) The Company shall:
     (i) make reasonably available for inspection during normal business hours by the Electing Holders and any attorney, accountant or other agent retained by such Electing Holders all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such persons shall first agree in writing with the Company that (x) all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Electing Holders and any such attorney, accountant or agent, unless such disclosure is required to be made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality and (y) they shall use such records, information and documents solely for the purposes of exercising rights under this Agreement and they shall not engage in trading any securities of the Company until the Company makes such material non-public information publicly available; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties.
     (p) The Company will use its commercially reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq Global Select Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.
     (q) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.
     4. Registration Expenses. Except as otherwise provided herein, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefore in connection therewith. Each Electing Holder shall pay all underwriting discounts and commissions and

9

transfer taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     5. Indemnification and Contribution.
     (a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities were registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.
     (b) Indemnification by the Electing Holders. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement, to (i) indemnify and hold harmless the Company, each Electing Holder, and each of their respective directors and officers and each person, if any, who controls the Company or any such Electing Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder expressly for use therein, and (ii) reimburse the Company and such other persons for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying

10

party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.
     (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s

11

Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.
     (f) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
     6. Additional Interest.
     (a) Subject to the proviso contained in Section 2(a), if on or prior to the 181st day following the later of the Closing Date and the Option Closing Date, a Shelf Registration Statement is not declared effective by the Commission or if the Prospectus is not available during the Effective Period (each, a “Registration Default”), the Company shall be required to pay additional interest (“Additional Interest”) to the Holders (other than Holders that are Affiliates of the Company), from and including the day such Registration Default occurs until, but not including, the day such Shelf Registration Statement is declared effective or the Prospectus becomes available, as applicable, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Registrable Securities then remaining, from the day of such Registration Default to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default until the earlier of (1) the time such Shelf Registration Statement is declared effective or the Prospectus becomes available, as applicable, or (2) the expiration of the Effectiveness Period; provided, however, no Additional Interest shall accrue under this Section 6(a) during any Suspension Period
     (b) In the event that (i) the Shelf Registration Statement ceases to be effective when it is required to be so effective, (ii) the Company suspends the use of the Prospectus pursuant to Section 2(b), (iii) the Holders are not authorized to use the Prospectus pursuant to Section 3(j) hereof, (iv) the Holders are otherwise prevented or restricted by the Company from effecting sales pursuant to the Shelf Registration Statement in violation of this Agreement or (v) the Company shall fail to comply with its obligations under Section 2(c) (any such event being referred to as an “Effective Failure”) for more than an aggregate of 45 days, whether or not consecutive, in any six-month period, then the Company shall pay the Additional Interest at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Registrable Securities then remaining, from the day of such Effective Failure, to and including the 90th day following such Effective Failure and one-half of one percent (0.50%) thereof from and after the 91st day following such Effective Failure until the earlier of (1) the time the Shelf Registration Statement again becomes effective or the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or the Prospectus becomes available, as applicable, or (2) the expiration of the Effectiveness Period; provided, however, no Additional Interest shall accrue under this Section 6(b) (A) with respect to the Registrable Securities of any Holder that is not an Electing Holder or (B) during any Suspension Period
     (c) Any amounts to be paid as the Additional Interest pursuant to paragraphs (a) or (b) of this Section 6 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such

12

Registration Default or Effective Failure, as applicable. Such Additional Interest will accrue (1) in respect of the applicable Securities at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, on the principal amount of such Securities and (2) in respect of any Common Stock issued upon conversion of the Securities constituting Registrable Securities, at the rates set forth in paragraphs (a) or (b) of this Section 6, as applicable, applied to the Conversion Price (as defined in the Indenture) at that time. No Additional Interest will accrue or shall be paid in respect of Registrable Securities held by Affiliates of the Company.
     (d) Except as provided in Section 8(b) hereof, the Additional Interest as set forth in this Section 6 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Additional Interest in excess of one-half of one percent (0.50%) in the aggregate, regardless of whether one or multiple Registration Defaults or Effective Failures exist.
     (e) The Company’s obligation to pay Additional Interest pursuant to Sections 6(a) and (b) hereof shall be suspended to the extent and during the periods that the Registrable Securities are eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A) without any volume or manner of sale restrictions.
     7. Termination. The Company’s obligations pursuant to Sections 2, 3 and 6 hereof will terminate on the first day that is at least one year following the later of the Closing Date and the Option Closing Date and on which the Securities and the Common Stock issuable upon conversion thereof are are eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any successor provision thereto (other than Rule 144A)) without any volume or manner of sale restrictions thereunder and the CUSIP number for such securities is no longer a “restricted” CUSIP that indicates that transfer restrictions apply to the Securities or the Common Stock issuable upon conversion thereof.
     8. Miscellaneous.
     (a) Other Registration Rights. The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement.
     (b) Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 6 hereof, may be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.
     (c) Amendments and Waivers. This Agreement, including this Section 8(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment,

13

waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
     (d) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture; provided, that the Company may deliver notices and other communications provided for or permitted hereunder to any Electing Holder to its address as set forth in its Notice and Questionnaire.
     (e) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
     (j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

14

     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours, Leap Wireless International, Inc.
By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

Accepted as of the date hereof on behalf of each of the Initial Purchasers: Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Morgan Stanley & Co. Incorporated
By:	/s/ John Tyree
	Name:	John Tyree
	Title:	Managing Director

Signature Page to the Registration Rights Agreement

Appendix A
LEAP WIRELESS INTERNATIONAL, INC.
INSTRUCTION TO DTC PARTICIPANTS
(Date of Mailing)
URGENT — IMMEDIATE ATTENTION REQUESTED
DEADLINE FOR RESPONSE: [DATE]
          The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Leap Wireless International, Inc. (the “Company”) 4.50% Convertible Senior Notes 2014 (the “Securities”) are held.
          The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.
          It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline for response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact:
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attn: General Counsel
Tel: (858) 882-6000

LEAP WIRELESS INTERNATIONAL, INC.
Notice of Registration Statement
and
Selling Securityholder Questionnaire
[Date]
     Leap Wireless International, Inc. (the “Company”) [has filed][expects to file by [DATE]] with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 4.50% Convertible Senior Notes due 2014 (the “Securities”) and the shares of Common Stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion, in accordance with the Registration Rights Agreement, dated as of June 25, 2008 (the “Registration Rights Agreement”), between the Company and the purchasers named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.
     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.
     The term “Registrable Securities” is defined in the Registration Rights Agreement to mean all or any portion of the Securities issued on the Closing Date (or on the Option Close Date, if applicable) under the Indenture in registered form and the shares of Common Stock issuable upon conversion thereof; provided, however, that a security shall cease to be a Registrable Security when it ceases to be a Restricted Security.
     The term “Restricted Security” is defined in the Registration Rights Agreement to mean any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock which (i) ceases to be outstanding, (ii) has been registered under the Securities Act and sold or otherwise transferred pursuant to and in a manner contemplated by an effective registration statement, (iii) has been transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) or (iv) (A) only during the period from the date hereof until the 375th day after the last date of original issuance of the Securities (including through the exercise by the Initial Purchasers of their option to purchase additional Securities), is eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions thereunder, or (B) only during the period beginning after the 375th day after the last date of original issuance of the Securities (including through the exercise by the Initial Purchasers of their option to purchase additional Securities), is eligible to be transferred without registration under the Securities Act by a person who is not an Affiliate of the Company (and has not been an Affiliate for the 90 days preceding such transfer) pursuant to Rule 144 under the Securities Act (or any other similar

2

provision then in force (other than Rule 144A)) without any volume or manner of sale restrictions thereunder and the CUSIP number for such securities is no longer a “restricted” CUSIP that indicates that transfer restrictions apply to the Securities or the Common Stock issuable upon conversion thereof.
ELECTION
     The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.
     Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.
     The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below are Held:

(2)		Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact
Person:

(3)		Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Securities or shares of Common Stock issued upon conversion, repurchase or redemption of any Securities.

3

	(a)	Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:

CUSIP No(s). of such Registrable Securities:

Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of Registrable Securities:

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

Number of shares of Common Stock (if any) issued upon conversion of such other Securities:

	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

Number of shares of Common Stock (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:

(4)		Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company, other than the Securities and shares of Common Stock listed above in Item (3).

State any exceptions here:

(5)		Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

4

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:
     Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.
     In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus. The Selling Securityholder agrees not to, directly or indirectly, engage in any hedging transaction with regard to the notes or the common stock issuable upon conversion of the notes except as permitted by the Securities Act.
     In accordance with the Selling Securityholder’s obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Company:
Leap Wireless International, Inc.

5

10307 Pacific Center Court
San Diego, California 92121
Attn: General Counsel

(ii) With a copy to:

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Attn: Barry M. Clarkson, Esq.
     Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

6

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:
PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY AT:
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: General Counsel

7

Exhibit 1
to Appendix A
NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT
Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: General Counsel
Wells Fargo Bank, N.A.
Corporate Trust Services
MAX-N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services

Re:	Leap Wireless International, Inc. (the “Company”)

4.50% Convertible Senior Notes Due 2014 (the “Notes”)
Dear Sirs:
               Please be advised that                      has transferred $                     aggregate principal amount of the above-referenced Notes or shares of the Company’s Common Stock, issued upon conversion of Notes, pursuant to an effective Registration Statement on Form S-3 (File No. 333-                    ) filed by the Company.
               We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Stock is named as a selling securityholder in the Prospectus dated [date], or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of shares of Common Stock transferred are [a portion of] the Notes or shares of Common Stock listed in such Prospectus as amended or supplemented opposite such owner’s name.
Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

8

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 25, 2008, Cricket Communications, Inc. ( “Cricket,”), a Delaware corporation and wholly owned subsidiary of Leap Wireless International, Inc., a Delaware corporation ( “Leap”), completed the closing of the sale of $300,000,000 aggregate principal amount of unsecured 10% Senior Notes due 2015 (the “Notes”). The Notes are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by Leap and certain subsidiary guarantors of Cricket and Leap (such subsidiary guarantors, together with Leap, the “Guarantors,” and collectively with Cricket, the “Company,” “we” or “us”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued by Cricket in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act, pursuant to an Indenture, dated as of June 25, 2008 (the “Indenture”), by and among Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee, which governs the terms of the Notes. A copy of the Indenture, which includes the form of Note, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     We intend to use the net proceeds of this offering, which are estimated to be approximately $292.6 million after deducting estimated discounts, commissions and offering expenses, for working capital and other general corporate purposes, including the build-out of new markets, expansion of our footprint in our existing markets and the development of our broadband initiative. Pending application of the net proceeds, we will invest the net proceeds in short-term, investment-grade, interest-bearing securities.
     A brief description of the terms of the Notes follows:
     Interest. The Notes will bear interest at a rate of 10% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning on January 15, 2009. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 1 and July 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on July 15, 2014, unless earlier repurchased or converted.
     Guarantors. The Notes are guaranteed on a senior unsecured basis by Leap and each of our existing and future domestic subsidiaries that guarantees indebtedness for money borrowed of Leap, Cricket or any subsidiary guarantor.
     Ranking. The Notes and the Guarantees are our general senior unsecured obligations, rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness, are effectively junior to our existing and future secured obligations, including under our secured credit facility, to the extent of the value of the assets securing such obligations, are effectively junior to future liabilities of our subsidiaries that are not Guarantors and of our designated entities, and are senior in right of payment to any of our future subordinated indebtedness.
     Redemption. The Notes may be redeemed, in whole or in part, at any time on or after July 15, 2012, at the redemption prices described in the Indenture, plus accrued and unpaid interest. Prior to July 15, 2012, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, plus accrued and unpaid interest. Prior to July 15, 2011, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings at a redemption price set forth in the Indenture; however, we may only make these redemptions if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes. If a “change of control” (as defined in the Indenture) occurs, each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
     Covenants. The Indenture contains covenants limiting our ability to consummate certain asset sales, incur additional debt or retire subordinated indebtedness, declare or pay dividends or distributions with respect to equity interests, redeem or repurchase equity interests, make certain payments or investments, create liens on our property or assets, enter into transactions with affiliates or merge or consolidate with another company, among other restrictions.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) our failure to pay interest, additional interest pursuant to the terms of the Registration Rights Agreement, if any, or principal on the Notes when due; (b) our failure to comply with certain covenants in the Indenture; (c) our default under any mortgage, indenture or similar instrument evidencing indebtedness in excess of $25.0 million either at maturity or which default results in the acceleration of such indebtedness; (d) our failure to satisfy certain final judgments when due; and (e) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     In connection with the sale of the Notes, on June 25, 2008, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers. Under the Registration Rights Agreement, Cricket has agreed to file an exchange offer registration statement or a shelf registration statement with the Securities and Exchange Commission covering the exchange or resale of the Notes in certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of the Indenture, the form of Note and the Registration Rights Agreement, as applicable, each of which is attached as an exhibit hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee (including form of 10% Senior Note due 2015)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between Cricket, the Guarantors and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 30, 2008	By	/s/ Robert J. Irving Jr.
		Name:	Robert J. Irving Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee (including form of 10% Senior Note due 2015)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between Cricket, the Guarantors and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

EXHIBIT 4.1
EXECUTION VERSION

Cricket Communications, Inc.
10% SENIOR NOTES DUE 2015

Indenture
Dated as of June 25, 2008

Wells Fargo Bank, N.A.
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

Trust Indenture
Act Section	Indenture Section
(c)	12.14
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.01

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF NOTATION OF GUARANTEE

Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

          INDENTURE dated as of June 25, 2008 among Cricket Communications, Inc., a Delaware corporation (the “Company”), the Initial Guarantors (as defined below) listed on the signature pages hereto and Wells Fargo Bank, N.A., a national banking association, as trustee.
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 10% Senior Notes due 2015 to be issued in one or more series as provided in this Indenture. The Initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the Initial Guarantors, in accordance with its terms, have been done.
          The Company, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 10% Senior Notes due 2015:
ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01. Definitions.
          “144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Parent or any of its Restricted Subsidiaries or which is assumed by the Parent or any of its Restricted Subsidiaries in connection with an Asset Acquisition and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term “Acquired Indebtedness” does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition.
          “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
          “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.
          “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (2) any executive officer or director of such specified Person or (3) any Designated Entity. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Agent” means any Registrar, Paying Agent or co-registrar.
          “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at July 15, 2012 (such redemption price being described herein at Section 3.07) plus (2) all remaining required interest payments due on such Note through July 15, 2012 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Acquisition” means:
          (1) an Investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries but only if such Person’s primary business is a Permitted Business,
          (2) an acquisition by the Parent or any of its Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business,
          (3) an Investment by a Designated Entity in any other Person pursuant to which such Person shall (a) become a Subsidiary of such Designated Entity or (b) be merged into or consolidated with such Designated Entity, but, in the case of (a) or (b), only if such Person’s primary business is a Permitted Business, or
          (4) an acquisition by a Designated Entity of the property and assets of any Person other than the Parent, any of its Restricted Subsidiaries or any other Designated Entity that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business.
          “Asset Disposition” means the sale or other disposition by:
          (1) the Parent or any of its Restricted Subsidiaries other than to the Parent or another Restricted Subsidiary of (a) all or substantially all of the Capital Stock of any Restricted

Subsidiary or any Designated Entity or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of the Parent or any of its Restricted Subsidiaries, or
          (2) a Designated Entity other than to the Parent, any of its Restricted Subsidiaries or any other Designated Entity of (a) all or substantially all of the Capital Stock of a Subsidiary of such Designated Entity or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of such Designated Entity.
          “Asset Sale” means:
          (1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by Sections 4.14 and/or Section 5.01 of this Indenture; and
          (2) (a) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or (b) the sale by the Parent or any Restricted Subsidiary thereof of any Equity Interests it owns in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law) or Designated Entities.
          Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
          (1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;
          (2) a transfer of assets or Equity Interests between or among the Parent and its Restricted Subsidiaries;
          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary;
          (4) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business or to any Designated Entity in compliance with Section 4.11 of this Indenture;
          (5) the sale or other disposition of Cash Equivalents;
          (6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
          (7) a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;
          (8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;
          (9) the creation of a Lien not prohibited by this Indenture; and

          (10) the licensing of intellectual property or other general intangibles (other than FCC Licenses) to third persons on terms approved by the Board of Directors of the Parent or the Company in good faith and in the ordinary course of business.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control,” a duly authorized committee thereof;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent, or the Company, as applicable, to have been duly adopted by the Board of Directors of the Parent or the Company, as applicable, and to be in full force and effect on the date of such certification.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means any day other than a Legal Holiday.

          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities of not more than two years from the date of acquisition thereof;
     (3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;
     (4) commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated P-1 or better from Moody’s or A-1 or better from S&P and in each case with maturities of not more than 270 days from the date of acquisition thereof;
     (5) securities with final maturities of not more than two years from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof and rated at least A by S&P or A by Moody’s;

     (6) insured demand deposits made in the ordinary course of business and consistent with the Parent’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;
     (7) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (8) [INTENTIONALLY OMITTED]; and
     (9) investments, classified in accordance with GAAP as current assets of the Parent or any of its Restricted Subsidiaries, in money market funds or investment programs registered under the Investment Company Act of 1940, the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (2) through (8) of this definition.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company or Parent;
     (3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock of Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination);
     (4) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company or Parent cease to be composed of individuals (i) who were members of the Board of Directors or equivalent governing body on the first day of such period, (ii) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body, (iii) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors or equivalent governing body or (iv) in the case of the Company, whose election or nomination to that Board of Directors or equivalent governing body was approved by Parent (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any “person” or “group” other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors);
     (5) the Company or Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where, immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person; or
     (6) Parent ceases to own 100% of the Equity Interests of the Company (unless Parent and the Company are merged).
          “Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.
          “Closing Date” means June 25, 2008.
          “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.
          “Company” means Cricket Communications, Inc. until a successor replaces it pursuant to Section 5.01 hereof and thereafter means the successor.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) provision for taxes based on income or profits of such Person, its Restricted Subsidiaries and its Designated Entities for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (2) Fixed Charges of such Person, its Restricted Subsidiaries and its Designated Entities for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person, its Restricted Subsidiaries and its Designated Entities for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, such other non-cash expenses to include, without limitation, impairment charges associated with goodwill, wireless licenses, other indefinite-lived assets and long-lived assets, and stock-based compensation awards; minus
     (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;
     in each case, on a consolidated basis and determined in accordance with GAAP.
          Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent or a Designated Entity shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary or such Designated Entity was added to compute such Consolidated Net Income of the Parent and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary or such Designated Entity without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, or such Designated Entity or holders of its Capital Stock, as applicable (other than restrictions on dividends or distributions in respect of Existing Designated Entities that are contained in agreements or instruments existing on the Issue Date and any amendment, restatement, modification, renewal, refunding, replacement or refinancing thereof, provided that such corresponding restrictions on dividends or distributions, as the case may be, included therein are no more restrictive than the applicable restrictions on dividends or distributions in the agreement or instrument being amended, restated, modified, renewed, refunded, replaced or refinanced).
          “Consolidated Leverage Ratio” means on any Transaction Date, the ratio of:
     (1) the aggregate amount of Indebtedness of the Parent, its Restricted Subsidiaries and its Designated Entities on a consolidated basis outstanding on such Transaction Date, to
     (2) the aggregate amount of Consolidated Cash Flow of the Parent, its Restricted Subsidiaries and its Designated Entities for the Four Quarter Period.
     In determining the Consolidated Leverage Ratio:
     (1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;
     (2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

     (3) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or a Designated Entity or has been merged with or into the Parent, any Restricted Subsidiary or any Designated Entity during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.
          To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person, its Subsidiaries and its Designated Entities for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income of any Person that is not a Restricted Subsidiary or a Designated Entity or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;
     (2) the Net Income of any Restricted Subsidiary or any Designated Entity shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary or that Designated Entity, as applicable, of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, or such Designated Entity or holders of its Capital Stock, as applicable (other than restrictions on dividends or distributions in respect of Existing Designated Entities that are contained in agreements or instruments existing on the Issue Date and any amendment, restatement, modification, renewal, refunding, replacement or refinancing thereof, provided that such corresponding restrictions on dividends or distributions, as the case may be, included therein are no more restrictive than the applicable restrictions on dividends or distributions in the agreement or instrument being amended, restated, modified, renewed, refunded, replaced or refinanced);
     (3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

     (4) the cumulative effect of a change in accounting principles shall be excluded; and
     (5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
          “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of June 16, 2006, as amended, by and among the Company, Parent, Bank of America, N.A., as Administrative Agent, and the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.
          “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both, would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, and such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Entity” means a Person that is designated as a “Designated Entity” by the Board of Directors of the Parent pursuant to a Board Resolution; provided that (i) at the time of the making of the initial investment by the Parent or any of its Restricted Subsidiaries in such Person, such Person (A) holds or is intended to hold, whether directly or indirectly through one or more subsidiaries, one or more FCC Licenses as, or is eligible to participate in an FCC auction or auctions for FCC Licenses and/or purchase of FCC Licenses or spectrum in an after-market therefor, from time to time as, a “Designated Entity,” “Entrepreneur,” “Small Business,” or “Very Small Business,” as those terms are defined under FCC rules and regulations as in effect at the time of such initial investment in such Person or (B) is a wholly owned Subsidiary of a Person meeting the requirements of subclause (A) above; (ii) the Parent and its Restricted Subsidiaries own a majority (but less than 100%) of the equity interests of such Person (or in the case of a Person referred to in subclause (i)(B), the Person referred to in subclause (i)(A) of which such Person is a wholly owned Subsidiary); (iii) the accounts of such Person are consolidated with those of the Parent and its Subsidiaries in accordance with GAAP; and (iv) such Person’s primary business is a Permitted Business.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of Parent (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Parent) to any Person other than any Subsidiary thereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means the Notes issued in the Registered Exchange Offer in accordance with Section 2.07(f) hereof.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Existing Designated Entity” means each of LCW Wireless, LLC and Denali Spectrum, LLC and each of their respective Subsidiaries.

          “Existing Indebtedness” means the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an Officer of the Parent or by the Board of Directors of the Parent, evidenced by an Officers’ Certificate or Board Resolution, as applicable.
          “FCC” means the Federal Communications Commission.
          “FCC Licenses” means broadband personal communications service licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC from time to time.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person, its Restricted Subsidiaries and its Designated Entities for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
     (2) the consolidated interest of such Person, its Restricted Subsidiaries and its Designated Entities that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person, any of its Restricted Subsidiaries or any of its Designated Entities or secured by a Lien on assets of such Person, any of its Restricted Subsidiaries or any of its Designated Entities whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries or any of its Designated Entities other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (if such Person is part of a consolidated group, then such tax rate shall be computed on a standalone basis for such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
          “Forward Sale Agreements” means collectively (a) that certain Confirmation of Forward Sale Transaction, dated as of August 15, 2006, between Parent and Goldman Sachs Financial Markets, L.P. and (b) that certain Confirmation of Forward Sale Transaction, dated as of August 15, 2006, between Parent and Citibank, N.A.
          “Four Quarter Period” means, with respect to any specified Transaction Date, the four fiscal quarters immediately prior to the Transaction Date for which internal financial statements of the Parent are available.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on October 23, 2006.
          “Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) of this Indenture.
          “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.
          “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
          “Guarantors” means:
     (1) the Initial Guarantors; and
     (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;
and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;
     (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and
     (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
          “Holder” means a Person in whose name a Note is registered.
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or a Designated Entity shall be deemed to be Incurred by such Restricted Subsidiary or such Designated Entity at the time it becomes a Restricted Subsidiary of the Parent or a Designated Entity and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Parent, its Restricted Subsidiaries or its Designated Entities as accrued.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) in respect of Capital Lease Obligations and Attributable Debt;
     (5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;
     (6) representing Hedging Obligations;
     (7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

     (8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.
          In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture.
          The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
          “Initial Guarantors” means Parent and all of the Restricted Subsidiaries of the Parent existing on the Issue Date, other than inactive Subsidiaries.
          “Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
          “Investment Company Act” means the Investment Company Act of 1940, as amended.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
          If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
          “Issue Date” means the date of original issuance of the Notes under this Indenture.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
          “Legended Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person, any of its

Restricted Subsidiaries or any of its Designated Entities or the extinguishment of any Indebtedness of such Person, any of its Restricted Subsidiaries or any of its Designated Entities; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
          “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.
          “Notes” means the 10% Senior Notes due 2015 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering” means the offering of the Notes by the Company.

          “Offering Memorandum” means the offering memorandum of the Company for the offering of the Notes, dated June 19, 2008.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
          “Officers’ Certificate” means a certificate signed on behalf of the Company or the Parent, as the case may be, by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or the Parent, as the case may be, that meets the requirements of Section 12.05 hereof.
          “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Parent or the Company) that meets the requirements of Section 12.05 hereof.
          “Parent” means Leap Wireless International, Inc. until a successor replaces it pursuant to Section 5.02 hereof and thereafter means the successor.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Parent and its Restricted Subsidiaries on the Issue Date (including, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and other businesses related, ancillary or complementary thereto.
          “Permitted Investments” means:
     (1) any Investment in the Parent or a Restricted Subsidiary of the Parent;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of the Parent; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
     provided that such Person’s primary business is a Permitted Business;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (6) stock, obligations or securities received in satisfaction of judgments;
     (7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
     (8) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;
     (9) loans and advances to employees, officers or directors of the Parent or any of its Restricted Subsidiaries made in the ordinary course of business, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;
     (10) Investments in any Existing Designated Entity pursuant to agreements in existence on the Issue Date or to the extent permitted under the Credit Agreement in effect on the Issue Date;
     (11) Investments existing on the Issue Date; and
     (12) other Investments in any Person primarily engaged in a Permitted Business (provided that any such Person is not an Affiliate of the Parent or is an Affiliate of the Parent solely because the Parent, directly or indirectly, owns Equity Interests in, or controls, such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed 10% of total assets of the Parent (determined as of the end of the most recent fiscal quarter of the Parent for which internal financial statements of the Parent are available).
     “Permitted Liens” means:
     (1) Liens on the assets of the Parent and any of its Restricted Subsidiaries securing Indebtedness in an aggregate amount not to exceed the greater of (x) $1,500.0 million and (y) an amount equal to the Secured Debt Cap on the date on which such Lien is to be incurred;

     (2) Liens in favor of the Parent or any Subsidiary Guarantor;
     (3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other event resulting in such Person becoming a Restricted Subsidiary and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or the Restricted Subsidiary;
     (4) Liens on property existing at the time of acquisition thereof by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent or the Restricted Subsidiary;
     (5) Liens securing the Notes and the Note Guarantees;
     (6) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under the Credit Agreement) and any renewals or extension thereof, provided that property or assets covered thereby is not expanded in connection with such renewal or extension;
     (7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;
     (8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;
     (9) Liens securing obligations that do not exceed $25.0 million at any one time outstanding;
     (10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv); provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 180 days of such acquisition, construction or improvement;
     (11) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;
     (12) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

     (13) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;
     (14) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (15) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;
     (16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;
     (17) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);
     (18) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
     (19) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;
     (20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (21) Liens on cash collateral not in excess of $15.0 million in the aggregate at any time securing letters of credit; and
     (22) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as shall be required to conform with GAAP will have been made for that reserve or provision.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and
     (5) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Parent or the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
          “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Reference Period” means, with respect to any specified Transaction Date, the period beginning on the first day of the Four Quarter Period and ending on such Transaction Date.

          “Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors and the Initial Purchasers and (2) with respect to any Additional Notes, any registration rights agreement among the Company, the Guarantors and the other parties thereto relating to the registration by the Company and the Guarantors of such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Legended Regulation S Global Note or a Unlegended Regulation S Global Note, as appropriate.
          “Replacement Assets” means (1) capital expenditures or other non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by the Company and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person shall become on the date of acquisition thereof a Restricted Subsidiary.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Period” means the 40-day restricted period as defined in Regulation S.
          “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.

          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated the Securities Act.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors.
          “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person, whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
          “SEC” means the Securities and Exchange Commission.
          “Secured Debt Cap” means, on any Transaction Date, an amount equal to the aggregate amount of the Consolidated Cash Flow of the Parent, its Restricted Subsidiaries and its Designated Entities for the Four Quarter Period times 3.5. For purposes of making the computation referred to above, (1) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and (2) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or a Designated Entity or has been merged with or into the Parent, any Restricted Subsidiary or any Designated Entity during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary or a Designated Entity, as the case may be, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period. To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);
provided, however, that for avoidance of doubt, a Designated Entity shall not be deemed to be a Subsidiary of the Parent, the Company or any of its Restricted Subsidiaries so long as the Parent and its Restricted Subsidiaries do not own Voting Stock having the power (without regard to the occurrence of any contingency) to elect more than 50% of the directors, managers or trustees of such Designated Entity or become the sole general partner or the managing general partner of such Designated Entity.
          “Subsidiary Guarantor” means any Restricted Subsidiary of the Parent that guarantees the Company’s Obligations under the Notes in accordance with the terms of this Indenture, and its successors and assigns, until released from its obligations under such Guarantee and this Indenture in accordance with the terms of this Indenture.
          “TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.
          “Transaction Date” means, with respect to the incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to the incurrence of any Lien by the Parent or any of its Restricted Subsidiaries, the date such Lien is to be incurred.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to July 15, 2012 provided, however, that if the then remaining term of the Notes to July 15, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to July 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trustee” means Wells Fargo Bank, N.A., a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 hereof and any Subsidiary of such Subsidiary.
          “Unsubordinated Indebtedness” of a Person means any Indebtedness of such Person, unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium or interest to any other Indebtedness of such Person.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

Defined
in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Automatic Exchange”	2.07
“Automatic Exchange Date”	2.07
“Automatic Exchange Notice”	2.07
“Automatic Exchange Notice Date”	2.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“offshore transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	12.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	12.09
Section 1.03. Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;

          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04. Rules of Construction.
     (a) Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) provisions apply to successive events and transactions; and
     (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE TWO
THE NOTES
Section 2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
          (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note shall automatically be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02. Execution and Authentication.
          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
          The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue on the date hereof of $300.0 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03. Methods of Receiving Payments on the Notes.
          If a Holder has given wire transfer instructions to the Company, the Company shall pay, or cause the Paying Agent to pay, all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
Section 2.04. Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
          (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.07. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or that it (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the

Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
          (v) Automatic Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may (i) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder at such

Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.07, during the 10 day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.07(b)(v) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.07(b)(v), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

     (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:

     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or
     (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth hereto, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

     (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) [INTENTIONALLY OMITTED]; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement

Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CRICKET

COMMUNICATIONS, INC. (“CRICKET”) OR ANY AFFILIATE OF CRICKET WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO LEAP WIRELESS INTERNATIONAL, INC., CRICKET OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO CRICKET’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSES (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (b)(v), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF,

AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
          (h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (j) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05 hereof).

     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission with the original to follow by first class mail.
Section 2.08. Replacement Notes.
          (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
          (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.
          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.
          (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.10. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Parent, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Parent, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
Section 2.11. Temporary Notes.
          (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.12. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.13. Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.14. CUSIP Numbers.
          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE THREE
REDEMPTION AND OFFERS TO
PURCHASE
Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.
          (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange, or, (ii) if the Notes are not so listed, on a pro rata basis, subject to adjustments so that no Notes of $2,000 or less will be redeemed in part.
          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, by first class mail or electronic transmission, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date;
     (ii) the redemption price;
     (iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
     (iv) the name and address of the Paying Agent;
     (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
     (vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

     (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if delivered in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption Price.
          (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
          (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
Section 3.07. Optional Redemption.
          (a) Except as set forth in clause (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to July 15, 2012. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2012	105.000%
2013	102.500%
2014 and thereafter	100.000%
          (b) At any time prior to July 15, 2011, the Company may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued hereunder (including any Additional Notes) at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and (B) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
          (c) In addition, at any time prior to July 15, 2012, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus, (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08. Repurchase Offers.
          In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.
          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Company shall send or cause to be sent, by first class mail or electronic transmission, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (i) that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
     (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in principal amounts of $2,000 or on integral multiples of $1,000 only;
     (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or an integral multiple in excess thereof, shall be purchased); and

     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.
Section 3.09. Application of Trust Money.
          All money deposited with the Trustee pursuant to Section 11.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FOUR
COVENANTS
Section 4.01. Payment of Notes.
          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
          (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.
Section 4.03. Reports.
          (a) Each of Parent and the Company shall furnish to the Trustee and, upon written request, to beneficial owners and prospective investors, a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the SEC’s rules and regulations (including all applicable extension periods):
     (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and
     (ii) all current reports that would be required to be filed with the SEC on Form 8-K if it were required to file such reports.

          (b) Whether or not required by the SEC, each of Parent and the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in clauses (a)(i) and (ii) with the SEC within the time periods specified above unless the SEC shall not accept such a filing. Each of Parent and the Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept the Parent’s or the Company’s filings for any reason, Parent or the Company, as the case may be, shall post the reports referred to in paragraph (a) above on its website within the time periods that would apply if the Parent or the Company were required to file those reports with the SEC (including all applicable extension periods).
          (c) If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) and 4.03(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.
          (d) Notwithstanding the foregoing, so long as Parent is a Guarantor, the reports, information and other documents required to be filed and provided by the Company as described in this Section 4.03 shall be satisfied by those of Parent, so long as such filings would satisfy the requirements of the SEC.
          (e) The Company and the Guarantors shall, for so long as any Notes remain outstanding and each of Parent and the Company is not required to comply with the periodic reporting requirements of the Exchange Act, furnish to the Holders and to prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, the Company and the Guarantors will provide a copy of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, to the Trustee for informational purposes only.
Section 4.04. Compliance Certificate.
          (a) The Parent, the Company and each other Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Parent has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent is taking or proposes to take with respect thereto.
          (b) So long as not contrary to the then current recommendations of the Public Company Accounting Oversight Board (United States), the Company shall exercise its commercially reasonable efforts to ensure that the year-end financial statements delivered pursuant to Section 4.03(a) above are accompanied by a written statement of the Company’s independent registered public accounting firm (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any financial covenants contained herein that would be covered by the procedures performed in connection with their audit of such financial statements or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) The Parent shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default, and in any event, no later than 5 Business Days.
Section 4.05. Taxes.
          The Parent shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06. Stay, Extension and Usury Laws.
          The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Restricted Payments.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to

the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) any Equity Interests of the Parent or any Restricted Subsidiary thereof held by Persons other than the Parent or any of its Restricted Subsidiaries;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantees, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or
     (iv) make any Restricted Investment (all such payments and other actions set forth in Sections 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after October 23, 2006 (excluding Restricted Payments permitted by subclauses 4.07(b)(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) below), is less than the sum, without duplication, of:
     (1) 100% of the Consolidated Cash Flow of the Parent for the period (taken as one accounting period) from October 1, 2006 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, minus 1.5 times the Fixed Charges of the Parent for the same period, plus
     (2) 100% of the aggregate net cash proceeds (including Cash Equivalents) received by the Parent since October 23, 2006 as a contribution to its common equity capital or from the issue or sale of

Equity Interests (other than Disqualified Stock) of the Parent (other than proceeds received by the Parent from the Forward Sale Agreements) or from the Incurrence of Indebtedness of the Parent or the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus
     (3) with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after October 23, 2006, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after October 23, 2006.
          (b) The preceding provisions shall not prohibit, so long as in the case of subclauses (iv), (vii) and (x) below of this Section 4.07(b), no Default has occurred and is continuing or would be caused thereby:
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;
     (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor or of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph (a);
     (iv) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

     (v) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of, the Parent; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (C)(2) of the preceding paragraph (a);
     (vi) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;
     (vii) (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former employee, consultant or director of Parent, or any Restricted Subsidiaries of the Parent pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate of all amounts paid by the Parent in any calendar year shall not exceed $2.5 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year, subject to maximum payment of $5.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of the Parent to current or former members of management, directors, consultants or employees that occurs after October 23, 2006 (provided that the amount of any such net cash proceeds shall be excluded from clause (C)(2) of the preceding paragraph (a)) plus (b) the net cash proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries after October 23, 2006;
     (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, to the extent necessary, in the good faith judgment of the Parent’s Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license held by the Parent or any of its Restricted Subsidiaries from any governmental agency;
     (ix) the purchase by the Parent or the Company from WLPCS Management, LLC or CSM Wireless, LLC (or their respective successors or assigns) of their respective membership interests in LCW Wireless, LLC upon exercise of their respective “put” rights to sell their entire membership interests in LCW Wireless, LLC to the Company; provided that exercise of such “put” rights shall be on terms, in the good faith judgment of the Parent’s Board of Directors, at least as favorable to the Parent and its Restricted Subsidiaries as WLPCS Management, LLC’s or CSM Wireless LLC’s “put” rights in existence on October 23, 2006; and
     (x) other Restricted Payments in an aggregate amount not to exceed $75.0 million.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Subsidiary, as the case may be, pursuant to the

Restricted Payment; provided that if the Fair Market Value exceeds $10.0 million, such Fair Market Value shall be determined in good faith by the Board of Directors of the Parent evidenced by a Board Resolution. Not later than the date of making any Restricted Payment under clause (C) of paragraph (a) or clause (x) of paragraph (b) above, the Parent shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any opinion or appraisal required by this Indenture.
Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Parent or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent or any of its Restricted Subsidiaries;
     (ii) make loans or advances to the Parent or any of its Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
          (b) However, the preceding restrictions shall not apply to encumbrances or restrictions:
     (i) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on October 23, 2006 and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Parent, not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on October 23, 2006;
     (ii) set forth in this Indenture, the Notes, the Note Guarantees and the exchange notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement in exchange therefor;
     (iii) existing under, by reason of or with respect to applicable law, rule, regulation or order;
     (iv) with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Parent, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;
     (v) in the case of Section 4.08(a)(iii):
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture, or
     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary thereof in any manner material to the Parent or any Restricted Subsidiary thereof;
     (vi) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
     (vii) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
     (viii) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements and which the Board of Directors of the Parent determines in good faith shall not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes; and
     (ix) restrictions in other Indebtedness incurred in compliance with Section 4.09 provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (i) and (ii) above.

Section 4.09. Incurrence of Indebtedness.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent, the Company or any Subsidiary Guarantor may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 6.25 to 1.
          (b) Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (i) the Incurrence by the Parent, the Company or any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (i) not to exceed $1,500.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.10;
     (ii) the Incurrence of Existing Indebtedness;
     (iii) the Incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the exchange notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement in exchange therefor;
     (iv) the Incurrence by the Parent, the Company or any Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings, Attributable Debt, purchase money obligations or other obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the business of the Parent, the Company or such Subsidiary Guarantor, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed $150.0 million at any time outstanding;
     (v) the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or Section 4.09(b)(ii), (iii), (iv), (v), (xii) or (xiv);
     (vi) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to or held by the Parent or any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Parent, the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of the Parent or a Subsidiary Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent, the Company or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Parent, the Company or a Restricted Subsidiary of the Parent, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
     (vii) the Guarantee by the Parent, the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this Section 4.09; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (viii) the Incurrence by the Parent, the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (ix) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary thereof in connection with such disposition;
     (x) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished promptly after its Incurrence;

     (xi) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
     (xii) the Incurrence by the Parent, the Company or any Restricted Subsidiary of Acquired Indebtedness in an aggregate principal amount not to exceed $200.0 million;
     (xiii) the Incurrence by the Parent or the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes; or
     (xiv) the Incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xiv), not to exceed $100.0 million.
          For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) of 4.09(b), or is entitled to be Incurred pursuant to 4.09(a), the Parent shall be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09 and may later redivide and/or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on October 23, 2006 shall be deemed to have been Incurred on such date in reliance on the exception provided by Section 4.09(b)(i).
          (c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
          (d) The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Parent shall not, and shall not permit any Subsidiary Guarantor, to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Parent or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to the relevant Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Parent, the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10. Asset Sales.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (ii) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent or such Restricted Subsidiary from further liability therefor, and
     (B) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are (within 60 days of receipt and subject to ordinary settlement periods) converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).
          Notwithstanding the foregoing, the 75% limitation referred to in Section 4.10(a)(ii) shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents or Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option:
     (i) to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness under the Credit Agreement (and to permanently reduce commitments with respect thereto in the case of revolving borrowings); or
     (ii) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 180 days after the date that is 365 days after the receipt of such Net Proceeds from such Asset Sale and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds).

Pending the final application of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
          (c) On the 366th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in Section 4.10(b)(ii), the later date of expiration of the 180-day period set forth in such Section 4.10(b)(ii) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.10(b) (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
          (d) The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued in the preceding twelve calendar months equals or exceeds $15.0 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $15.0 million) shall be applied as provided in Section 4.10(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with each repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.
Section 4.11. Transactions with Affiliates.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
     (i) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and
     (ii) the Parent delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent ; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.
          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
     (i) transactions between or among the Parent and/or its Restricted Subsidiaries;
     (ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent;
     (iii) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture;
     (iv) any sale of Equity Interests (other than Disqualified Stock) of the Parent or receipt of any capital contribution from any Affiliate of the Parent;
     (v) any transaction with any of the Parent’s Designated Entities pursuant to which the Parent or any of its Restricted Subsidiaries provides or receives any of the following: operational, technical, administrative or other services; goods; intellectual property or any rights therein; co-location rights or other licensed rights; or leased or other real or personal property rights; provided that (a) if an Affiliate of the Parent, other than any of its Restricted Subsidiaries, owns any Equity Interests in such Designated Entity, such services, goods or other rights provided to any such Designated Entity shall be provided at prices equal to or greater than the cost to the Parent or such Restricted

Subsidiary of providing such services, goods or other rights, and (b) the Board of Directors of the Company determines in good faith that such transaction is in the best interests of the Company and the Restricted Subsidiaries;
     (vi) the provision of, or payment for, services in the ordinary course of business on terms no less favorable to the Parent and its Restricted Subsidiaries, taken as a whole, than those that would be obtained in a comparable transaction with an unrelated Person;
     (vii) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
     (viii) any employment, consulting, service or termination agreement, or indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries and the payment of compensation to current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement, arrangement, plan or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent;
     (ix) issuances, purchases or repurchases of Notes or other Indebtedness of the Parent or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of Notes or such other Indebtedness, if such issuance, purchase, repurchase or solicitation is approved by a majority of the disinterested members of the Board of Directors of the Parent;
     (x) payments or prepayments in respect of Indebtedness under the Credit Agreement or solicitations of amendments, waivers or consents in respect of the Indebtedness under the Credit Agreement, if such payment, prepayment or solicitation is on the same terms as those offered to each holder of the Indebtedness under the Credit Agreement that is not an Affiliate of the Parent; and
     (xi) reasonable payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the Board of Directors of the Parent in good faith.
Section 4.12. Liens.
          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes or Note Guarantees, as applicable, are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the Notes or the related Note Guarantees shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.
Section 4.13. Business Activities.
          The Parent shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.
Section 4.14. Offer to Repurchase upon a Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”, which date shall be no earlier than the date of such Change of Control); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.14 in the event that the Company has exercised its right to redeem all the Notes pursuant to Section 3.07. No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08.
          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent, prior to 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          (c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (e) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
          (f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled, at the option of the Company. Notes purchased by a third party pursuant to Section 4.14(e) shall have the status of Notes issued and outstanding.
Section 4.15. [INTENTIONALLY OMITTED].
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent, other than the Company, to be an Unrestricted Subsidiary, provided that:
     (i) any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;
     (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) and any commitments to make any such Investments shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;
     (iii) such Subsidiary does not hold any Liens on any property of the Parent or any Restricted Subsidiary thereof;
     (iv) the Subsidiary being so designated:
     (A) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that could have been obtained at the time the agreement, contract, arrangement or understanding was entered into from Persons who are not Affiliates of the Parent (other than any such agreement, contract, arrangement or understanding permitted under Section 4.11); and
     (B) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
     (v) no Default or Event of Default would be in existence following such designation.
          (b) Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with Section 4.16(a) and is permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements described in Sections 4.16(a)(iv), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Parent shall be in Default under this Indenture.
          (c) The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
     (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;
     (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;
     (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and
     (iv) no Default or Event of Default would be in existence following such designation.
Section 4.17. Payments for Consent.
          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any

Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.18. Guarantees.
          (a) The Parent shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness for borrowed money of the Parent, the Company, or any Subsidiary Guarantor unless such Restricted Subsidiary is the Company or a Subsidiary Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture in the form attached hereto as Exhibit F providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be pari passu with or if such other Indebtedness for borrowed money is subordinated to the Notes or any Note Guarantees, senior to, such Subsidiary’s Guarantee of such other Indebtedness for borrowed money.
          (b) Notwithstanding the preceding paragraph, any Note Guarantee may provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 10.05 hereof.
ARTICLE FIVE
SUCCESSORS
Section 5.01. Merger, Consolidation or Sale of Assets.
          (a) Neither the Company nor the Parent shall, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or the Parent, as applicable, is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person, unless:
     (i) either: (a) the Company or the Parent, as applicable, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company or the Parent, as applicable, under the Notes, the Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
     (iii) immediately after giving effect to such transaction on a pro forma basis, (a) the Company or the Parent, as applicable, or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent, as applicable), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a), or (b) the Consolidated Leverage Ratio for the Parent or such Person, as the case may be, shall not be greater than the Consolidated Leverage Ratio for the Parent immediately prior to such transaction;
     (iv) each Guarantor, unless such Guarantor is the Person with which the Company or the Parent has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and this Indenture; and
     (v) such Company or Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.
          (b) The Parent and its Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.
          (c) Section 5.01(a)(iii) shall not apply to (x) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent or the Company and any of the Parent’s Restricted Subsidiaries or (y) a merger of the Parent or the Company with an Affiliate solely for the purpose of reincorporating the Parent or the Company in another jurisdiction.
Section 5.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or Parent, as applicable, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or Parent, as applicable, is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Parent”, as applicable, shall refer instead to the successor corporation and not to the Company or Parent, as applicable), and may exercise all rights and powers of, the Company or Parent, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or Parent, as applicable, herein.
ARTICLE SIX
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
          (a) Each of the following is an “Event of Default”:

     (i) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;
     (ii) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;
     (iii) failure by the Parent, the Company or any Restricted Subsidiaries of the Parent for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with Sections 4.10 or 4.14 (in each case other than a failure to purchase Notes which shall constitute an Event of Default under Section 6.01(a)(ii)) or the failure by the Parent or the Company to comply with Section 5.01;
     (iv) failure by the Parent, the Company or any Restricted Subsidiary of the Parent for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Parent (or the payment of which is Guaranteed by Parent, the Parent or any Restricted Subsidiary that is a Significant Subsidiary of the Parent) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (vi) failure by Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Parent to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (vii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

     (viii) the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent, pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) makes a general assignment for the benefit of its creditors, or
     (D) generally is not paying its debts as they become due; and
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent, in an involuntary case,
     (B) appoints a custodian of the Parent, the Company, any Subsidiary Guarantor or Significant Subsidiary of the Parent or for all or substantially all of the property of the Parent, the Company, any Subsidiary Guarantor or Significant Subsidiary of the Parent, or
     (C) orders the liquidation of the Parent, the Company, any Subsidiary Guarantor or Significant Subsidiary of the Parent;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02. Acceleration.
          (a) In the case of an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) hereof, with respect to the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.
          With respect to periods after July 15, 2012, in the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Parent or the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(a), an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. With respect to periods prior to July 15, 2012, if an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Parent or the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(c) that would have been payable upon redemption at the time the Event of Default occurs shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
Section 6.03. Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
     (a) Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 hereof, and its consequences, and waive any related existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, or on the principal of the Notes) if:
     (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (x) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements and advances of the Trustee, it agents and counsel, (y) all overdue interest and Additional Interest, if any, on all Notes, (z) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest and Additional Interest, if any, thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment for such interest is lawful, interest upon overdue interest, if any, at the rate prescribed in Section 4.01 hereof,
     (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and
     (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     (b) The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to any such waiver and attaching copies of such consents. In case of any such waiver, the Parent, Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 and Section 9.02 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
Section 6.06. Limitation on Suits.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder gives the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
          Such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07. Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Additional Interest, if any, with respect to, the Note, on or after the respective due dates expressed in the Note

(including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and
     Third: the balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.
ARTICLE SEVEN
TRUSTEE
Section 7.01. Duties of Trustee. Except to the extent, if any, provided otherwise in the Trust Indenture Act of 1939 (as from time to time in effect):
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02. Certain Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.
Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06. Reports by Trustee to Holders of the Notes.
          (a) Within 60 days after each May 31 beginning with the May 31 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall deliver to the

Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          (b) A copy of each report at the time of its delivery to the Holders of Notes shall be delivered to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.07. Compensation and Indemnity.
          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company shall indemnify the Trustee for, and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.
          (d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) and (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08. Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          (b) The Trustee may resign by notifying the Company in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days notice by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10 hereof;
     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (iii) a custodian or public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.
ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.
Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09 (including the incorporation thereof into Section 5.01(a)(iii)), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.
Section 8.04. Conditions to Legal or Covenant Defeasance.
          (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
     (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;
     (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;
     (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

     (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
     (ix) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to the Company.
          Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
     (i) to cure any ambiguity, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;
     (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;
     (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (vi) to comply with the provisions described under Section 4.18 or Article Ten;
     (vii) to evidence and provide for the acceptance of appointment of a successor Trustee;

     (viii) to provide for the issuance of Additional Notes in accordance with this Indenture; or
     (ix) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture.
          (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
          (a) Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          (c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:
     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;
     (iii) reduce the rate of or change the time for payment of interest on any Note;
     (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (v) make any Note payable in money other than U.S. dollars;
     (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;
     (vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
     (viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;
     (ix) except as otherwise permitted under Sections 4.18 or Article Ten or Article Five, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under this Indenture;
     (x) contractually subordinate in right of payment the Notes or any Note Guarantee to any other Indebtedness; or
     (xi) make any change in the preceding amendment and waiver provisions.

Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05. Notation on or Exchange of Notes.
          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, Etc.
          The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.
ARTICLE TEN
NOTE GUARANTEES
Section 10.01. Guarantee.
          (a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03. Execution and Delivery of Note Guarantee.
          (a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.
          (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 hereof and this Article Ten, to the extent applicable.
Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.
          (a) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.10 hereof.
          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 10.04(a)(ii)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Subsidiary Guarantor, such successor Person shall succeed to and be substituted for a Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Section 10.05. Release of a Subsidiary Guarantor.
          (a) Any Subsidiary Guarantor shall be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.10 hereof; (ii) if the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture; (iii) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under this Indenture; or (iv) upon release or discharge of the Guarantees securing the Credit Agreement and all other Indebtedness for borrowed money of the Parent, the Company or any other Subsidiary Guarantor (other than the Notes, the Note Guarantees and the Guarantees of the Company’s 9.375% senior notes due 2014, provided that such Guarantees will be substantially contemporaneously released), except a discharge or release by or as a result of payment under such Guarantees.
          (b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the

Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee.
          (c) Any Subsidiary Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Ten.
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:
     (i) either:
     (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (ii) no Default or Event of Default shall have occurred and be continuing on the date of any deposit referred to in Section 11.01(a)(i)(B) or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

          (b) In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          (c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.02.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
Section 11.03. Repayment to the Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
ARTICLE TWELVE
MISCELLANEOUS
Section 12.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02. Notices.
          (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company or any Guarantor:
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Facsimile: (858) 882-6080
Attention: Secretary
With copies to:
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Facsimile: (858) 523-5450
Attention: Barry Clarkson, Esq.
If to the Trustee:
Wells Fargo Bank, N.A.
Corporate Trust Service
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Fax: (612) 667-9825
Attention: Cricket Communications Account Manager
          (b) The Company the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          (d) Any notice or communication to a Holder shall be delivered by first class mail, certified or registered, return receipt requested, electronic transmission, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (e) If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          (f) If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.
Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04. Certificate and Opinion as to Conditions Precedent.
          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture (except with respect to the initial issuance of the Notes), the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon and Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.
Section 12.05. Statements Required in Certificate or Opinion.
          (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08. Governing Law.
          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
Section 12.09. Consent to Jurisdiction.
          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.
Section 12.10. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.11. Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04.

Section 12.12. Severability.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.13. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.14. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.
          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of

Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section 12.15. Benefit of Indenture.
          Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 12.16. Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

Very truly yours, Cricket Communications, Inc.
By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

Leap Wireless International, Inc.
By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

Cricket Licensee (Reauction), Inc.
Cricket Licensee I, Inc.
Chasetel Real Estate Holding Company, Inc.
Cricket Alabama Property Company
Cricket Arizona Property Company
Cricket Arkansas Property Company
Cricket California Property Company
Cricket Colorado Property Company
Cricket Florida Property Company
Cricket Georgia Property Company, Inc.
Cricket Idaho Property Company
Cricket Illinois Property Company
Cricket Indiana Property Company
Cricket Kansas Property Company
Cricket Kentucky Property Company
Cricket Michigan Property Company
Cricket Minnesota Property Company
Cricket Mississippi Property Company
Cricket Nebraska Property Company
Cricket Nevada Property Company
Cricket New Mexico Property Company
Cricket New York Property Company, Inc.
Cricket North Carolina Property Company
[Indenture Signature Page]

Cricket Ohio Property Company
Cricket Oklahoma Property Company
Cricket Oregon Property Company
Cricket Pennsylvania Property Company
Cricket Texas Property Company
Cricket Utah Property Company
Cricket Washington Property Company
Cricket Wisconsin Property Company

By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

Cricket License 2007, LLC
By:	Cricket Licensee (Reauction), Inc.
Its Manager and sole member

By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer

Hargray Wireless, LLC
By:	Cricket Communications, Inc.
Its Manager and sole member

By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	President and Chief Executive Officer
[Indenture Signature Page]

Wells Fargo Bank, N.A., as Trustee
By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Assistant Vice President

[Indenture Signature Page]

EXHIBIT A
[Face of Note]
[INSERT APPROPRIATE LEGENDS]

A1-1

No.	**$ **
CRICKET COMMUNICATIONS, INC.
10% Senior Notes due 2015
Issue Date:
          Cricket Communications, Inc., a Delaware corporation (the “Company”, which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                                           ($                                         ) on July 15, 2015.
Interest Payment Dates: January 15 and July 15, commencing January 15, 2009.
Record Dates: January 1 and July 1.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[ATTACH NOTATION OF GUARANTEE FOR EACH GUARANTOR]

A1-2

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CRICKET COMMUNICATIONS, INC.

By:
Name:
Title:

By:
Name:
Title:
(Trustee’s Certificate of Authentication)
This is one of the 10% Senior Notes due 2015 described in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, N.A.,

as Trustee

By:
Authorized Signatory

A1-3

[Reverse Side of Note]
CRICKET COMMUNICATIONS, INC.
10% Senior Notes due 2015
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest. The Company promises to pay interest on the principal amount of this Note at 10% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 15, 2009. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and to any Holder of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

A1-4

          4. Indenture. The Company issued the Notes under an Indenture dated as of June 25, 2008 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.
          5. Optional Redemption. (a) Except as set forth in paragraphs (b) and (c) below, the Company shall not have the option to redeem any Notes prior to July 15, 2012. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2012	105.000%
2013	102.500%
2014 and thereafter	100.000%
          (b) At any time prior to July 15, 2011, the Company may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and (B) the redemption must occur within 90 days of the date of the closing of such Equity Offering.
          (c) In addition, at any time prior to July 15, 2012, the Company may redeem all or part of the Notes upon not less than 30 days’ nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
          6. Repurchase at Option of Holder. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash of 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment

A1-5

Date,” which date shall be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option: (i) to repay, prepay, defease, redeem, purchase or otherwise retire Indebtedness under the Credit Agreement (and to permanently reduce commitments with respect thereto in the case of revolving borrowings); or (ii) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 180 days after the date that is 365 days after the receipt of such Net Proceeds from such Asset Sale and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below)). Pending the final applications of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
          On the 366th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in clause (ii) of the preceding paragraph, the later date of expiration of the 180-day period set forth in such clause (ii)) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
          The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued in the preceding twelve calendar months equals or exceeds $15.0 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $15.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each

A1-6

Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.
          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. Transfer may be restricted as provided in the Indenture.
          8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
          9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.
          10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company, any Subsidiary Guarantor or any Significant Subsidiary of the Parent all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 of the Indenture, and its consequences, and waive any related existing Default or Event of Default if certain conditions are satisfied.

A1-7

          With respect to periods after July 15, 2012, in the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Parent or the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(a) of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. With respect to periods prior to July 15, 2012, if an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Parent or the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(c) of the Indenture that would have been payable upon redemption at the time the Event of Default occurs shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
          11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          12. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of June 25, 2008, between the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).
          15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A1-8

          16. Guarantee. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
          17. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Facsimile: (858) 882-6080
Attention: Secretary

A1-9

Assignment Form
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10                      ☐ Section 4.14
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Note	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

A1-12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: Secretary
Wells Fargo Bank, N.A.
Corporate Trust Service
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Cricket Communications Account Manager
          Re: 10% Senior Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 25, 2008 (the “Indenture”), among Cricket Communications, Inc., a Delaware corporation (the “Company”), the Guarantors, and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     ☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     ☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
     ☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     ☐ (a) such Transfer is being effected to the Company or a subsidiary thereof; or
     ☐ (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.
          4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     ☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     ☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     ☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (A) OR (B)]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

☐	(B)	A RESTRICTED DEFINITIVE NOTE.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]

☐	(A)	A BENEFICIAL INTEREST IN THE:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

	(iii)	Unrestricted Global Note (CUSIP [ ]); or

☐	(B)	A RESTRICTED DEFINITIVE NOTE; OR

☐	(C)	AN UNRESTRICTED DEFINITIVE NOTE,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: Secretary
Wells Fargo Bank, N.A.
Corporate Trust Service
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Cricket Communications Account Manager
          Re: 10% Senior Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 25, 2008 (the “Indenture”), among Cricket Communications, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     ☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :
          ☐ 144A Global Note, :

          ☐ Regulation S Global Note, :
with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: Secretary
Wells Fargo Bank, N.A.
Corporate Trust Service
MAC N9311-110
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Cricket Communications Account Manager
          Re: 10% Senior Notes due 2015
          Reference is hereby made to the Indenture, dated as of June 25, 2008 (the “Indenture”), among Cricket Communications, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                     aggregate principal amount at maturity of:
          (a) ☐ beneficial interest in a Global Note, or
          (b) ☐ a Definitive Note,
          we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only:
     (i)(a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the securities act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-U.S. person in a transaction meeting

D-1

the requirements of Rule 903 or 904 under the Securities Act, (d) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act (an “Institutional Accredited Investor”)) that, prior to such transfer, furnishes the trustee a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel acceptable to the issuer that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so requests),
     (ii) to the Company, or
     (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;
and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 25, 2008 (the “Indenture”) among Cricket Communications, Inc., the other Guarantors (as defined in the Indenture) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

E-1

          IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR]
By:
Name:
Title:

E-2

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Cricket Communications, Inc. (or its permitted successor), a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A. (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 25, 2008 providing for the issuance of 10% Senior Notes due 2015 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee.
     (a) In accordance with the terms of Article Ten of the Indenture, the Guaranteeing Subsidiary, along with all other Guarantors, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
               (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the

Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof;
               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
     (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
     (d) The Guaranteeing Subsidiary agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (e) The Guaranteeing Subsidiary agrees that the Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Holders under the Note Guarantee.
     (h) The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee and, to effectuate the foregoing intention, hereby irrevocably agrees that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.
          (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.10 of the Indenture.
          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 4(a) hereof and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          5. Release.
          (a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10 of the Indenture; (ii) if the Company properly designates that Guarantor as an Unrestricted Subsidiary under the Indenture or (iii) upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee, except a discharge or release by or as a result or payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.
          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Ten of the Indenture.
          6. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.
          7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     , ____

[Guaranteeing Subsidiary]
By:
Name:
Title:

CRICKET COMMUNICATIONS, INC.
By:
Name:
Title:

Wells Fargo Bank, N.A., as Trustee
By:
Name:
Title:

EXHIBIT 4.2
Execution Version
CRICKET COMMUNICATIONS, INC.
$300,000,000
10% Senior Notes due 2015
REGISTRATION RIGHTS AGREEMENT
New York, New York
June 25, 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
As Representatives of the Initial Purchasers
Ladies and Gentlemen:
     Cricket Communications, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, its 10% Senior Notes due 2015 (the “Notes”), upon the terms set forth in the Purchase Agreement among the Company, the Guarantors (as defined herein) and the Initial Purchasers dated June 19, 2008 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Notes. The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the entities listed on Schedule I (the “Guarantors”) as provided for in the Indenture (as defined herein) (the “Guarantees” and, together with the Notes, the “Securities”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company and the Guarantors, jointly and severally, agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) and the Exchange Notes (as defined herein) (each a “Holder” and, collectively, the “Holders”), as follows:
     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Additional Interest” shall have the meaning set forth in Section 8 hereof.
     “Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

     “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Closing Date” shall mean the date of the first issuance of the Securities.
     “Commission” shall mean the Securities and Exchange Commission.
     “Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Notes” shall mean debt securities of the Company and the related guarantees of the Guarantors as provided for in the Indenture identical in all material respects to the Securities (except that the Additional Interest provisions and transfer restrictions shall be eliminated) to be issued under the Indenture.
     “Exchange Offer Registration Period” shall mean the one year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, or such shorter period as will terminate when all Securities covered by the Exchange Offer Registration Statement have been exchanged pursuant thereto.
     “Exchange Offer Registration Statement” shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Notes any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company, any Guarantor, or any Affiliate of either the Company or any Guarantor).
     “Final Memorandum” shall have the meaning set forth in the Purchase Agreement.
     “FINRA Rules” shall mean the rules of the Financial Industry Regulatory Authority.
     “Freely Tradable” shall mean, with respect to a Security, a Security that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the Act by a person that is not an “affiliate” (as defined in Rule 144 under the Act) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in

2

paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear any restrictive legends relating to the Act.
     “Guarantors” shall have the meaning set forth in the preamble hereto.
     “Holder” shall have the meaning set forth in the preamble hereto.
     “Indenture” shall mean the Indenture relating to the Notes, dated as of June 25, 2008 among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Placement” shall have the meaning set forth in the preamble hereto.
     “Initial Purchasers” shall have the meaning set forth in the preamble hereto.
     “Losses” shall have the meaning set forth in Section 6(d) hereof.
     “Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and/or Exchange Notes, as applicable, registered under a Registration Statement.
     “Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Shelf Registration Statement.
     “Notes” shall have the meaning set forth in the preamble hereto.
     “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto, including post-effective amendments and any and all information incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble hereto.
     “Registered Exchange Offer” shall mean the offer of the Company and the Guarantors to issue and deliver to Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Notes.
     “Registrable Securities” shall mean (i) Securities other than those that (A) have been registered under a Registration Statement and exchanged or disposed of pursuant to such Registration Statement, (B) are Freely Tradable, or (C) cease to be outstanding, and (ii) any Exchange Notes, the resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.

3

     “Registration Default” shall have the meaning set forth in Section 8 hereof.
     “Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.
     “Securities” shall have the meaning set forth in the preamble hereto.
     “Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.
     “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.
     2. Registered Exchange Offer. (a) If any of the Securities are not Freely Tradable by the 375th calendar day following the Closing Date, then, unless a Registered Exchange Offer shall not be permissible by applicable law or Commission policy, the Company and the Guarantors shall use their respective reasonable best efforts to (i) prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer, (ii) cause the Exchange Offer Registration Statement to become effective under the Act and commence the Registered Exchange Offer promptly after such effectiveness and (iii) keep the Exchange Offer Registration Statement effective until the closing of the Registered Exchange Offer and (iv) cause the Registered Exchange Offer to be consummated not later than the 375th calendar day following the Closing Date (or, if such 375th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”).
          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Notes (assuming that such Holder is not an Affiliate of the Company or any Guarantor, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the Exchange Notes and

4

is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Act.
          (c) In connection with a Registered Exchange Offer, if any, the Company and the Guarantors shall:
               (i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
               (ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);
               (iii) use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;
               (iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;
               (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;
               (vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and
               (vii) comply in all material respects with all applicable laws.
          (d) As soon as practicable after the close of a Registered Exchange Offer, if any, the Company and the Guarantors shall:
               (i) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Registered Exchange Offer on or prior to its expiration;

5

               (ii) deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(q) all Securities so accepted for exchange; and
               (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Notes equal to the principal amount of the Securities of such Holder so accepted for exchange.
          (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using any Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company, the Guarantors or one of their respective Affiliates. Accordingly, each Holder participating in any Registered Exchange Offer shall be required to represent to the Company and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:
               (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business;
               (ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Notes within the meaning of the Act; and
               (iii) such Holder is not an Affiliate of the Company or any of the Guarantors.
          (f) If any Initial Purchaser determines that it is prohibited by law or Commission policy from participating in any Registered Exchange Offer, if any, with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company and the Guarantors shall issue and deliver to the person purchasing Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Notes.
     3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Notes are not Freely Tradable as of the Exchange Date and a Registered Exchange Offer has not been consummated by the Exchange Date; or (iii) any Holder notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the

6

Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then, if any Notes that are not Freely Tradable are then outstanding, the Company and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.
          (b) (i) The Company and the Guarantors shall use their respective reasonable best efforts to file with the Commission within 30 days after such filing obligation arises, but in no event earlier than the 375th day after the Closing Date and shall use their respective reasonable best efforts to cause to be declared effective under the Act within 75 days of such filing, pursuant to subsection (a) of this Section 3, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement or be entitled to use a Prospectus forming a part thereof unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and has returned to the Company a completed and signed selling securityholder questionnaire in reasonable and customary form by the reasonable deadline for responses set forth therein; and provided further, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.
               (ii) The Company and the Guarantors shall use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the first to occur of (A) the second anniversary thereof or (B) the date upon which all the Securities or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, become Freely Tradable or cease to be outstanding.
               (iii) Subject to the provisions of Section 4 hereof, the Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply as to form in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

7

     4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply if any Notes that are not Freely Tradable are then outstanding.
          (a) The Company and the Guarantors shall:
               (i) furnish to the Representatives, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (but excluding all documents incorporated by reference therein after the initial filing) and shall use their respective reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;
               (ii) include the information (as may be revised at the request or requirement of the Commission) substantially in the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;
               (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and
               (iv) in the case of a Shelf Registration Statement, include the names of the Holders (to the extent provided by such Holders) that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders; provided, that, the Company shall not be required to include the name of any Holder that has not complied with the requirements set forth in Section 3(b)(i) hereof.
          (b) Subject to the following provisions of this Section 4, the Company and the Guarantors shall use their respective reasonable best efforts to ensure that:
               (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies as to form in all material respects with the Act; and
               (ii) any Registration Statement and any amendment thereto does not, as of the effective date of the Registration Statement or such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.
          (c) The Company and the Guarantors shall advise the Representatives, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company or

8

any Guarantor a telephone or facsimile number and address for notices (a “Known Exchanging Dealer”), and, if requested by the Representatives or any such Holder or Known Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):
               (i) when the relevant Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;
               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;
               (iv) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
               (v) at a time when a Prospectus is required to be delivered under the Act, of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
          (d) The Company and the Guarantors shall use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction, and if issued to obtain as soon as possible the withdrawal thereof.
          (e) The Company and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).
          (f) The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement (in each case, if such Holder is properly named in such Prospectus, as amended and

9

supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.
          (g) The Company and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).
          (h) The Company and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement (in each case, if such Initial Purchaser, Exchanging Dealer or other person is properly named in such Prospectus, as amended and supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.
          (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Securities or the Exchange Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject, or to subject itself to taxation in any jurisdiction where it is not now subject.
          (j) The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.
          (k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above or subsection (k)(ii) below, the Company and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare and file a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be

10

stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the Exchange Offer Registration Period and the Shelf Registration Period shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) or Section 4(k)(ii), as applicable, to and including the date when the Initial Purchasers, the Holders of the Securities covered by any Shelf Registration Statement and any Known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section or shall have been advised in writing by the Company and the Guarantors that the Prospectus may be used.
               (ii) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, or the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company and the Guarantors, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, the Company and the Guarantors shall give notice (without notice of the nature or details of such events) to the Holders of the Securities covered by any Shelf Registration Statement, the Initial Purchasers and any Known Exchanging Dealer, as applicable, that the Registration Statement is suspended and, upon actual receipt of any such notice, each such Holder, Initial Purchaser and Exchanging Dealer, as applicable, agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder, Initial Purchaser or Exchanging Dealer, as applicable, shall have received such amended or supplemented Prospectus pursuant to this Section or have been advised in writing by the Company and the Guarantors that the Prospectus may be used. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.
          (l) The Company and the Guarantors shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.
          (m) The Company and the Guarantors may require each Holder of Registrable Securities to be sold pursuant to any Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement, including such information requested or required by the Commission. The Company and the Guarantors may exclude from such Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which Registrable Securities are being included in a Registration Statement agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder pursuant to this Section 4(m) or otherwise not materially misleading.
          (n) In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into reasonable and customary agreements (including, if requested, an underwriting agreement in reasonable and customary form) and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the

11

same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.
          (o) In the case of any Shelf Registration Statement, the Company and the Guarantors shall, if requested:
               (i) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, at the Company’s principal place of business, all relevant financial and other records and pertinent corporate documents of the Company, the Guarantors and their respective subsidiaries reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the underwriter or underwriters;
               (ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, cause the Company’s or Guarantors’ respective officers, directors, employees, accountants and auditors to supply, at the Company’s principal place of business, all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the underwriter or underwriters;
               (iii) in connection with an underwritten offering pursuant to such Shelf Registration Statement, make such representations and warranties to the underwriters, in form, substance and scope as are reasonably and customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;
               (iv) in connection with an underwritten offering pursuant to such Shelf Registration Statement, use reasonable best efforts to obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the underwriters, covering such matters concerning the Company and the Guarantors as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;
               (v) in connection with an underwritten public offering pursuant to such Shelf Registration Statement, use reasonable best efforts to obtain “comfort” letters and

12

updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, in customary form reasonably acceptable to such independent certified public accountants and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and
               (vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or any other customary agreement entered into by the Company in connection therewith.
The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (o) shall be performed at each closing under any underwriting or similar customary agreement as and to the extent required thereunder.
          (p) In the case of any Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Securities that were acquired as a result of market making or other trading activities:
               (i) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, at the Company’s principal place of business, all relevant financial and other records, pertinent corporate documents and properties of the Company, the Guarantors and their respective subsidiaries reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; and
               (ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Company, upon reasonable prior written notice and during regular business hours, cause the Company’s and the Guarantors’ respective officers, directors, employees, accountants and auditors to supply, at the Company’s principal place of business, all relevant information.
          (q) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company and the Guarantors shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the Exchange Notes. In no event shall the Securities be marked as paid or otherwise satisfied.
          (r) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect

13

thereof, or otherwise, the Company and the Guarantors shall provide reasonable assistance to such Broker-Dealer in making filings in accordance with the FINRA Rules (which filings shall be at the expense of such Broker-Dealer).
          (s) The Company and the Guarantors shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Notes, as the case may be, covered by a Registration Statement.
     5. Registration Expenses. The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations, if any, under Sections 2, 3 and 4 hereof (except as set forth in Section 4(r)) and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm of counsel (which shall initially be Shearman & Sterling LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) in connection with the preparation, filing and effectiveness of such Shelf Registration Statement. Notwithstanding the foregoing, the Holders of the Securities or Exchange Notes being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by or on behalf of such Holders (severally or jointly), other than the counsel specifically referred to above.
     6. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or Exchange Notes, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and any Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or any Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and any Guarantor may otherwise have.

14

     The Company and the Guarantors also, jointly and severally, agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(n) hereof.
          (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser as a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, officers, employees, Affiliates and agents and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or any Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying

15

party; provided that, in each case, not more than one such separate counsel shall be employed for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In addition, no indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Securities, or in the case of an Exchange Note, as applicable to such Securities, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information

16

and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each director, officer, employee, Affiliate and agent of either the Company or any Guarantor shall have the same rights to contribution as the Company or any Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).
          (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Guarantor or any of the indemnified parties referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.
     7. Underwritten Registrations. (a) If any of the Securities or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, such selection to be subject to the Company’s prior written approval, not to be unreasonably withheld, conditioned or delayed.
          (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
     8. Registration Defaults and Additional Interest. If the Securities are not Freely Tradable by the Exchange Date and either (a) on or prior to the 75th day after the filing of a Shelf Registration Statement, such Shelf Registration Statement has not been declared effective, (b) on or prior to Exchange Date, the Registered Exchange Offer has not been consummated, or (c) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Securities or Exchange Notes in accordance with and during the periods specified in this Agreement (other than as permitted pursuant to Section 4(c) or Section 4(k)(ii))(each such event referred to in clauses (a) through (c), (a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the Securities and the Exchange Notes (in addition to the stated interest on the Securities and Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date that is the earlier of (i) the date on which all Registration Defaults have been cured or (ii) the date such Securities become Freely Tradable. Additional Interest will accrue at a rate of 0.50% per annum during the 90-day period

17

immediately following the occurrence of such Registration Default and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.50% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default.
     All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Security at the time such Security is exchanged for an Exchange Note shall survive until such time as all such obligations with respect to such Security have been satisfied in full.
     9. No Inconsistent Agreements. The Company and the Guarantors have not entered into, and agree not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.
     10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given at any time, unless the Company and the Guarantors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities then outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders in any material respect may be given by the Majority Holders, determined on the basis of Securities or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.
     11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:
          (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;

18

          (b) if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and
          (c) if to the Company or any Guarantor, initially at its address set forth in the Purchase Agreement.
     All such notices and communications shall be deemed to have been duly given when received.
     The Initial Purchasers, the Company and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.
     12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement (if an Initial Purchaser) or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.
     13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or any Guarantor thereto, subsequent Holders of Securities and the Exchange Notes, and the indemnified persons referred to in Section 6 hereof. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
     14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by applicable law.

19

     18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Notes is required hereunder, Securities or Exchange Notes, as applicable, held by the Company, the Guarantors or any of their respective Affiliates (other than subsequent Holders of Securities or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
[Signature Page Follows]

20

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,

Cricket Communications, Inc.

By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President and Chief Executive Officer

Leap Wireless International, Inc.

By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President and Chief Executive Officer

Cricket Licensee (Reauction), Inc.
Cricket Licensee I, Inc.
Chasetel Real Estate Holding Company, Inc.
Cricket Alabama Property Company
Cricket Arizona Property Company
Cricket Arkansas Property Company
Cricket California Property Company
Cricket Colorado Property Company
Cricket Florida Property Company
Cricket Georgia Property Company, Inc.
Cricket Idaho Property Company
Cricket Illinois Property Company
Cricket Indiana Property Company
Cricket Kansas Property Company
Cricket Kentucky Property Company
Cricket Michigan Property Company
Cricket Minnesota Property Company
Cricket Mississippi Property Company
Cricket Nebraska Property Company
Cricket Nevada Property Company
Cricket New Mexico Property Company
Cricket New York Property Company, Inc.
Cricket North Carolina Property Company
Cricket Ohio Property Company
Cricket Oklahoma Property Company
Cricket Oregon Property Company
Cricket Pennsylvania Property Company
Cricket Texas Property Company
[Signature Page To Registration Rights Agreement]

Cricket Utah Property Company
Cricket Washington Property Company
Cricket Wisconsin Property Company

By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President and Chief Executive Officer

Cricket License 2007, LLC

By:	Cricket Licensee (Reauction), Inc.
Its Manager and sole member

By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President and Chief Executive Officer

Hargray Wireless, LLC

By: Cricket Communications, Inc.
Its Manager and sole member

By:	/s/ S. Douglas Hutcheson

Name: S. Douglas Hutcheson
Title: President and Chief Executive Officer
[Signature Page To Registration Rights Agreement]

     The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

By: Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By: Morgan Stanley & Co. Incorporated

By:	/s/ John Tyree
Name: John Tyree
Title: Managing Director
For themselves and the other several
Initial Purchasers named in Schedule I
to the Purchase Agreement.
[Signature Page To Registration Rights Agreement]

Schedule I
Guarantors

1. Leap Wireless International, Inc.
2. Cricket Licensee (Reauction), Inc.
3. Cricket Licensee I, Inc.
4. Chasetel Real Estate Holding Company, Inc.
5. Cricket Alabama Property Company
6. Cricket Arizona Property Company
7. Cricket Arkansas Property Company
8. Cricket California Property Company
9. Cricket Colorado Property Company
10. Cricket Florida Property Company
11. Cricket Georgia Property Company, Inc.
12. Cricket Idaho Property Company
13. Cricket Illinois Property Company
14. Cricket Indiana Property Company
15. Cricket Kansas Property Company
16. Cricket Kentucky Property Company
17. Cricket Michigan Property Company
18. Cricket Minnesota Property Company
19. Cricket Mississippi Property Company
20. Cricket Nebraska Property Company
21. Cricket Nevada Property Company
22. Cricket New Mexico Property Company
23. Cricket New York Property Company, Inc.
24. Cricket North Carolina Property Company
25. Cricket Ohio Property Company
26. Cricket Oklahoma Property Company
27. Cricket Oregon Property Company
28. Cricket Pennsylvania Property Company
29. Cricket Texas Property Company
30. Cricket Utah Property Company
31. Cricket Washington Property Company
32. Cricket Wisconsin Property Company
33. Cricket Licensee 2007, LLC
34. Hargray Wireless, LLC

Sch-1

ANNEX A
     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. Cricket has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

A-1

ANNEX B
     Each broker-dealer that receives exchange notes for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

B-1

ANNEX C
PLAN OF DISTRIBUTION
     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. Cricket has agreed that, beginning on the date of consummation of the exchange offer and ending on the close of business one year after the consummation of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ___, ___, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
     The company will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.
     For a period of one year after the consummation of the exchange offer, Cricket will promptly send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Cricket has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

C-1

ANNEX D
Rider A
PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:
Address:
Rider B
If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1